UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE NEW YORK TIMES COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The New York Times Company
Notice of 2026 Annual Meeting and Proxy Statement

THE NEW YORK TIMES
1851 175 2026
175TH ANNIVERSARY

620 Eighth Avenue New York, NY 10018 tel 212-556-1234

Invitation to 2026 Annual Meeting of Stockholders

DATE:	Wednesday, April 22, 2026
TIME:	11:00 a.m. Eastern Time
PLACE:	Virtual meeting only at www.virtualshareholdermeeting.com/NYT2026

March 13, 2026
Dear Fellow Stockholder:
Please join me at our Annual Meeting, which will be held virtually on Wednesday, April 22, 2026, at 11:00 a.m. Eastern Time. At the meeting, you will be asked to vote on the matters set forth in the Notice of Annual Meeting of Stockholders, which follows.
You can join our Annual Meeting at www.virtualshareholdermeeting.com/NYT2026. Stockholders will be able to listen, submit questions and vote at the meeting. Information on how to participate in this year’s virtual meeting can be found beginning on page 8.
Your vote is important to us. Whether or not you plan to attend the Annual Meeting, I encourage you to vote your shares as soon as possible. You may vote your shares electronically, by phone or by mail. Instructions on each of these voting methods are outlined on page 6.
Thank you for your ongoing support and continued interest in The New York Times Company.

A.G. SULZBERGER
Chairman of the Board

620 Eighth Avenue New York, NY 10018 tel 212-556-1234
Notice of Annual Meeting of Stockholders
To be held Wednesday, April 22, 2026, at 11:00 a.m. Eastern Time
To the Holders of Class A and Class B
Common Stock of The New York Times Company:

The Annual Meeting of Stockholders of The New York Times Company will be held at 11:00 a.m. Eastern Time on Wednesday, April 22, 2026. The meeting will be conducted virtually through a live audio webcast at www.virtualshareholdermeeting.com/NYT2026.
Proposals
1.To elect a Board of 13 members;
2.To ratify the selection of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2026;
3.To hold an advisory vote to approve executive compensation; and
4.To transact such other business as may properly come before the meeting.
Record Date and Eligibility to Vote
Holders of the Class A and Class B common stock as of the close of business on March 3, 2026, are entitled to notice of, and to attend, the Annual Meeting as set forth in the Proxy Statement. Class A stockholders are entitled to vote for the election of four of the 13 director nominees. Class B stockholders are entitled to vote for the election of nine of the 13 director nominees and on the advisory resolution with respect to executive compensation. Class A and Class B stockholders, voting together as a single class, are entitled to vote on the proposal to ratify the selection of Ernst & Young LLP as auditors for the 2026 fiscal year. Class B stockholders are entitled to vote on any other matters presented at the meeting.
Attending the Annual Meeting
To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/NYT2026 and enter your 16-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. Those without a control number may also attend the Annual Meeting as guests by logging in to the same virtual meeting platform and following the instructions on the website for guest access. Guests will not have the option to vote shares or ask questions. The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow ample time for the online check-in procedures. Technical support will be available beginning at 10:45 a.m. Eastern Time and will remain available until the meeting has ended.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible using the internet or the designated toll-free telephone number, or by requesting a printed copy of the proxy materials and returning by mail the proxy card you receive in response to your request.

New York, NY
March 13, 2026
By Order of the Board of Directors

MICHAEL A. BROWN
Vice President, Assistant General Counsel and Corporate Secretary

Stockholder Proposals for the 2027 Annual Meeting	81
Certain Matters Relating to Proxy Materials	81
APPENDIX A—COMPUTATION OF ADJUSTED OPERATING PROFIT	A-1

Proxy Statement Summary

This summary highlights certain information contained in this proxy statement. You should read the entire proxy statement carefully before voting. We are making this proxy statement available to stockholders beginning on March 13, 2026.
ANNUAL MEETING OF STOCKHOLDERS

Date:	April 22, 2026
Time:	11:00 a.m. Eastern Time
Location:
Virtual meeting only at www.virtualshareholdermeeting.com/NYT2026

For further information about participating in the Annual Meeting, please see “Information About the Annual Meeting” beginning on page 5.

VOTING MATTERS

Proposal		Board Recommendation	More Information
1. Election of Board of Directors of the Company		For	p. 18
Class A stockholders	Class B stockholders
Amanpal S. Bhutani Beth Brooke Brian P. McAndrews John W. Rogers, Jr.	Manuel Bronstein Rachel Glaser Arthur Golden Margot Golden Meredith Kopit Levien David Perpich Anuradha B. Subramanian A.G. Sulzberger Rebecca Van Dyck
2. Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2026 (Class A and B stockholders)		For	p. 39
3. Advisory vote to approve executive compensation (Class B stockholders)		For	p. 80

THE NEW YORK TIMES COMPANY - P. 1

DIRECTOR NOMINEES

Name	Age	Position with The New York Times Company	Director Since
Class A Nominees (4)
Amanpal S. Bhutani	49	Independent Director	2018
Beth Brooke	66	Independent Director	2021
Brian P. McAndrews	67	Independent Director	2012
John W. Rogers, Jr.	67	Independent Director	2018

Class B Nominees (9)
Manuel Bronstein	50	Independent Director	2021
Rachel Glaser	64	Independent Director	2018
Arthur Golden	69	Non-Employee Director	2021
Margot Golden	49	Non-Employee Director	2024
Meredith Kopit Levien	54	President, Chief Executive Officer and Director	2020
David Perpich	48	Vice Chair of the Board and Publisher, The Athletic	2019
Anuradha B. Subramanian	44	Independent Director	2023
A.G. Sulzberger	45	Chairman of the Board and Publisher of The New York Times	2018
Rebecca Van Dyck	56	Independent Director	2015
The Nominating & Governance Committee regularly assesses our directors’ mix of skills, experience, tenure and diversity in light of the Company’s business and long-term strategy, and advises the Board of its determinations with respect to Board composition, short- and long-term director refreshment and succession planning.

P. 2 - THE NEW YORK TIMES COMPANY

CORPORATE GOVERNANCE HIGHLIGHTS
We believe strong corporate governance is a critical component of our corporate culture. Central to our governance is our dual-class capital structure that includes Class A stock, which is publicly traded, and Class B stock, which is controlled by the Ochs-Sulzberger family trust. The primary objective of this trust is to maintain the editorial independence and the integrity of The New York Times and to perpetuate it “as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare.”
The Company’s unique dual-class structure, combined with the Ochs-Sulzberger family trust’s stated purpose to protect The Times’s editorial independence and integrity, have enabled the Company to remain focused on its long-term strategy, particularly during periods of significant change and uncertainty in our industry, when many news organizations have struggled. We believe this long-term focus has helped foster the original, independent and high-quality reporting and journalistic excellence that drives our “essential subscription” business strategy, is critical to the Company’s success and value creation for all stockholders, and helps to promote a more informed and just society.
Below are certain highlights of our governance practices that are designed to safeguard the interests of both Class A and Class B stockholders. More information can be found beginning on page 24.

●	Majority independent Board (notwithstanding NYSE “controlled company” exemption) elected annually and with fiduciary duties to Class A and Class B stockholders	●	Commitment to Board refreshment, with a robust director nominee selection process and five new non-employee directors (three independent) since the beginning of 2021
●	Annual rotation policy for independent directors, under which each independent director is nominated for election by Class A stockholders at least once every three years and annual Class A nominee slate includes at least one member of each of the Audit, Compensation and Nominating & Governance Committees	●	Fully independent Audit, Compensation and Nominating & Governance Committees (notwithstanding NYSE “controlled company” exemption with respect to Compensation and Nominating & Governance Committees)
●	Active lead independent director as Presiding Director	●	Regular executive sessions of non-employee directors and independent directors
●	Regular outreach to top Class A stockholders on various matters	●	Director/executive stock ownership requirements
●	Annual Board and Committee self-evaluation process	●	Comprehensive director orientation
●	Ethics policies for all directors and employees	●	Retirement policy for non-employee directors that applies at the earlier of age 75 and 20 years of service
●	Prohibition on hedging/pledging of Company stock	●	Compensation recoupment policy that applies to incentive-based cash and stock compensation
THE NEW YORK TIMES COMPANY - P. 3

EXECUTIVE COMPENSATION HIGHLIGHTS
The Company’s executive compensation program is designed to drive performance through the achievement of short- and long-term objectives and to link our executives’ compensation to the interests of our stockholders. Below are certain highlights of our 2025 executive compensation program. More information can be found beginning on page 43.

Pay for Performance
●	Significant portion of named executive officers’ target compensation is variable: – Approximately 88% for CEO – Approximately 77% for other NEOs	●	Pursuant to financial metrics in annual incentive compensation plan, above-target compensation paid only for above-target Company performance
●	Significant portions of annual and long-term incentive compensation tied to performance against pre-established, measurable financial performance goals	●	Pursuant to total stockholder return metric of long-term incentive compensation plan, above-target compensation paid only for above-median Company performance and no payout for lower quartile performance

Executive Compensation Governance
What We Do
✓	Align pay and performance	✓	Set meaningful stock ownership guidelines for executive officers (2-5x annual base salary)
✓	Engage with significant Class A stockholders periodically on executive compensation matters	✓	Have a compensation recoupment policy that applies to cash and stock incentive compensation paid to executive officers
✓	Annual Compensation Committee benchmarking review of compensation of Company executives with the Committee’s independent compensation consultant	✓	Perform annual risk assessment of executive compensation program
✓	Hold an annual “say-on-pay” advisory vote
What We Do Not Do
X	No tax “gross-ups” for executive officers	X	No hedging/pledging of Company stock
X	No significant perks for executive officers	X	No “single trigger” change in control provisions

P. 4 - THE NEW YORK TIMES COMPANY

The New York Times Company
Proxy Statement
Annual Meeting of Stockholders to be Held on April 22, 2026

INFORMATION ABOUT THE ANNUAL MEETING

VOTING ON MATTERS BEFORE THE ANNUAL MEETING
Q:    What am I voting on?
A:    Stockholders are asked to vote on three items at the 2026 Annual Meeting:
•Proposal 1: Election of the Board of Directors of The New York Times Company (the “Board” or the “Board of Directors”).
•Proposal 2: Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2026.
•Proposal 3: Advisory vote to approve executive compensation (the “say-on-pay” vote).
Q:    How does the Board of Directors recommend voting?
A:    The Board of Directors recommends voting:
•FOR each nominee to the Board; and
•FOR the approval, on an advisory basis, of the executive compensation of our named executive officers;
and the Audit Committee of the Board recommends voting:
•FOR ratification of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2026.
Q:    Who is entitled to vote?
A:    The New York Times Company has two classes of outstanding voting securities: Class A common stock, $.10 par value per share (“Class A stock”), and Class B common stock, $.10 par value per share (“Class B stock”). Stockholders of record of Class A stock or Class B stock as of the close of business on March 3, 2026, may vote at the 2026 Annual Meeting. As of March 3, 2026, there were 161,136,228 shares of Class A stock and 780,724 shares of Class B stock outstanding and entitled to vote at the Annual Meeting. Each share of stock is entitled to one vote.
•Proposal 1: Class A stockholders vote for the election of four of the 13 director nominees. Class B stockholders vote for the election of nine of the 13 director nominees.
•Proposal 2: Class A and B stockholders, voting together as a single class, vote on this proposal.
•Proposal 3: Class B stockholders vote on this proposal.
Q:    Why did I receive a notice in the mail regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
A:    The Notice of Internet Availability of Proxy Materials (the “Notice”) that we mail to our stockholders (other than those who previously requested printed copies or electronic delivery) directs you to a website where you can access our proxy materials and view instructions on how to vote. By furnishing this Proxy Statement and our 2025 Annual Report to our stockholders by providing access to these documents on the internet rather than mailing printed copies, we save natural resources and reduce printing and distribution costs, while providing a convenient way to access the materials and vote. If you would prefer to receive a paper copy of these materials, please follow the instructions included in the Notice.
Q:    How do I get electronic access to the proxy materials?
A:    The Notice provides instructions on how to view the proxy materials for our Annual Meeting on the internet. In addition, this Proxy Statement and the 2025 Annual Report are available at www.nytco.com/investors/reports-and-filings.
THE NEW YORK TIMES COMPANY - P. 5

You can elect to receive all future stockholder communications (i.e., notices of internet availability of proxy materials and other correspondence) electronically by email instead of in print by choosing this delivery method at www.proxyvote.com. If you choose to receive future stockholder communications electronically, and we encourage you to do so, you will receive an email next year with instructions containing links to those materials and to the proxy voting site. Your election to receive stockholder communications by email will remain in effect until you terminate it or for as long as the email address you provided is valid.
Q:    How do I cast my vote?
A:    You can vote your shares either by proxy or at the virtual Annual Meeting. If you choose to vote by proxy, you may do so by using the internet or the designated toll-free telephone number, or if you received a printed copy of the proxy materials, by mail. Whichever method you use, for your proxy to be counted, it must be received by 11:59 p.m. Eastern Time on April 21, 2026. Each of these procedures is more fully explained below.
•Vote by Internet
You can vote your shares by internet on the voting website, www.proxyvote.com. Internet voting is available 24 hours a day, seven days a week. Follow the instructions and have your Notice, proxy card or voting instruction form in hand, as you will need to reference your assigned 16-digit control number(s) included on your proxy card, Notice or voting instruction form that you have received.
•Vote by Telephone
You can also vote your shares by calling the toll-free telephone number provided on the voting website, www.proxyvote.com, and on the proxy card. Telephone voting is available 24 hours a day, seven days a week.
•Vote by Mail
If you received a printed copy of the proxy materials, you can vote by completing and returning the proxy card or voting instruction form in the envelope provided. If you received a Notice, you can request a printed copy of the proxy materials by following the instructions in the Notice. If you voted by internet or telephone, you do not need to return your proxy card or voting instruction form.
Even if you plan to attend the virtual Annual Meeting, you may still cast your vote in advance using any of the methods described above. If you wish to vote at the virtual Annual Meeting, shortly before the start of the Annual Meeting, visit www.virtualshareholdermeeting.com/NYT2026, enter the 16-digit control number included on your Notice, proxy card, voting instruction form or other instructions that you received with your proxy materials, and follow the instructions for voting.
If you are a registered holder and submit a proxy without giving instructions, your shares will be voted as recommended by the Board.
If you are a beneficial owner of shares, voting your shares is critical due to a New York Stock Exchange (“NYSE”) rule that prohibits your broker from voting your shares on Proposals 1 and 3 without your instructions. See “What is a broker non-vote?”
Q:    What is the difference between holding shares as a registered holder and as a beneficial owner of shares held in street name?
A:    Registered Holder. If your shares are registered directly in your name on the books of the Company maintained with the Company’s transfer agent, Computershare, Inc., you are considered the “registered holder” of those shares, and the Notice is sent directly to you by the Company.
Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner of shares held in street name” (also called a “street name holder”), and the Notice is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account.
P. 6 - THE NEW YORK TIMES COMPANY

Q:    How will my stock be voted on other business brought up at the Annual Meeting?
A:    By submitting your proxy, you authorize the persons named as proxies to use their discretion in voting on any other matter brought before the Annual Meeting. The Company does not know of any other business that will be voted upon at the Annual Meeting.
Q:    Can I change my vote or revoke my proxy?
A:    Yes. If you are a registered holder, you can change your vote or revoke your proxy at any time before it is voted at the Annual Meeting, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable, by submitting a later-dated proxy (either by mail, telephone or internet) or by voting by ballot at the Annual Meeting.
If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank or other nominee. You can also vote in person at the Annual Meeting if you obtain a legal proxy from the registered holder. A legal proxy may be obtained from your broker, bank or nominee, as applicable.
Q:    What is the quorum requirement for the Annual Meeting?
A:    The holders of record of a majority of the Company’s shares of stock issued and outstanding on the record date and entitled to vote, in person or by proxy, constitute a quorum for the transaction of business at the Annual Meeting. However, the Certificate of Incorporation of the Company provides that Class A stockholders, voting separately, are entitled to elect 30% of the Board of Directors (or the nearest larger whole number) and Class B stockholders, voting separately, are entitled to elect the balance of the Board of Directors. Accordingly, with respect to the election of directors, the holders of a majority of the shares of each of the Class A and Class B stock, respectively, constitute a quorum for the election of the Board of Directors. In addition, only Class B stockholders are entitled to vote on the advisory say-on-pay vote to approve executive compensation. Accordingly, the holders of a majority of the shares of Class B stock constitute a quorum for this proposal. Broker non-votes and abstentions (as described below) are counted as present for establishing a quorum.
Q:    What is the voting requirement to elect the directors and to approve each of the other proposals?
A:    Pursuant to the Company’s By-laws, the voting requirements are as follows:
•Proposal 1: Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. However, please see our policy described on page 27 regarding directors who do not receive a majority of the votes cast.
•Proposal 2: Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2026, requires the affirmative vote of a majority of the shares of Class A and Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, voting together as a single class.
•Proposal 3: The advisory say-on-pay vote to approve executive compensation requires the affirmative vote of a majority of the shares of Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal.
Q:    What is a broker non-vote?
A:    If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals on which brokers do not have discretionary authority, namely: Proposal 1 (election of the Board of Directors) and Proposal 3 (advisory vote to approve executive compensation). This is called a “broker non-vote.” Your shares will be counted as present at the meeting for quorum purposes but not present and entitled to vote for purposes of these specific proposals. Therefore, it is very important that beneficial owners instruct their broker, bank or other nominee how they wish to vote their shares.
If you do not provide your broker, bank or other nominee with voting instructions with respect to Proposal 2 (ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2026), your broker, bank or other nominee has discretion to vote your shares on this proposal, which is considered a “routine” management proposal.
THE NEW YORK TIMES COMPANY - P. 7

Q:    How will broker non-votes, withheld votes and abstentions affect the voting results?
A:    Pursuant to the Company’s By-laws, withheld votes and broker non-votes will have no effect on the election of directors; broker non-votes will have no effect on advisory Proposal 3; and abstentions will have the same effect as votes against Proposal 2 and advisory Proposal 3.
Q:    Who pays for the solicitation of proxies and how are they solicited?
A:    Proxies are solicited by our Board of Directors. The Company bears the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies include the cost of preparing, printing and mailing our proxy materials, the Notice and any other information we send to stockholders.
We also pay banks, brokers and other persons representing beneficial owners of shares held in street name certain fees associated with forwarding our proxy materials and obtaining beneficial owners’ voting instructions. We reimburse those firms for their reasonable expenses in accordance with applicable rules. In addition, we have engaged Okapi Partners LLC to assist in soliciting proxies for an estimated fee of $18,500, plus out-of-pocket expenses and certain administrative fees.
Q:    Who will serve as inspector of election?
A:    We have engaged Broadridge Financial Solutions, Inc. as the independent inspector of election to tabulate stockholder votes at the Annual Meeting.
PARTICIPATING IN THE ANNUAL MEETING
Q:    What are the procedures for attending the Annual Meeting?
A:    All stockholders as of the record date or holders of valid proxies are entitled to attend and participate in the virtual Annual Meeting. To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/NYT2026 and enter your 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials. Those without a control number may also attend the Annual Meeting as guests by logging in to the same virtual meeting platform and following the instructions on the website for guest access. Guests will not have the option to vote shares or ask questions.
The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time. Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow ample time for the online check-in procedures. Technical support will be available beginning at 10:45 a.m. Eastern Time on April 22, 2026, and will remain available until the meeting has ended.
You do not need to attend the Annual Meeting to vote. See “How do I cast my vote?” above.
Q:    Can I ask questions at the Annual Meeting?
A:    Stockholders as of the record date may submit questions online on the day of the Annual Meeting, beginning at 10:45 a.m. Eastern Time before the meeting starts, and during the meeting, by logging in with the 16-digit control number at www.virtualshareholdermeeting.com/NYT2026.
Our moderators will review questions received. We will answer questions during the 2026 Annual Meeting that are pertinent to the Company as time permits; questions and answers may be grouped by topic and substantially similar questions may be grouped and answered at once.
P. 8 - THE NEW YORK TIMES COMPANY

GLOSSARY OF CERTAIN TERMS

To improve the readability of this Proxy Statement, we use certain shortened “defined terms” to refer to various terms that are used frequently. These defined terms are generally provided the first time the longer term appears in the text and, for your convenience, certain defined terms are also set forth below.
“2010 Incentive Plan” means The New York Times Company 2010 Incentive Compensation Plan;
“2020 Incentive Plan” means The New York Times Company 2020 Incentive Compensation Plan (which replaced the 2010 Incentive Plan upon its approval by stockholders in 2020);
“Class A stock” means the Company’s Class A common stock, $.10 par value per share;
“Class B stock” means the Company’s Class B common stock, $.10 par value per share;
“Company,” “we,” “our” and “us” means The New York Times Company;
“Company 401(k) Plan” means The New York Times Companies Supplemental Retirement and Investment Plan;
“Exchange Act” means the Securities Exchange Act of 1934, as amended;
“NYSE” means the New York Stock Exchange;
“Ochs-Sulzberger Trust” means the family trust that currently holds 738,810 shares of Class B stock and 1,400,000 shares of Class A stock (see “General Information—The Ochs-Sulzberger Trust” for more information);
“say-on-pay vote” means the advisory vote to approve executive compensation under Proposal 3;
“SEC” means the U.S. Securities and Exchange Commission; and
“Trustees” means the current trustees of the Ochs-Sulzberger Trust: Arthur Golden, David Golden, Margot Golden, Carolyn Greenspon, Leah Keith, Elyse Newman, David Perpich and A.G. Sulzberger; and their successors.

_________________________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2026.
This Proxy Statement and the 2025 Annual Report are available at www.nytco.com/investors/reports-and-filings.

THE NEW YORK TIMES COMPANY - P. 9

WHERE TO FIND MORE INFORMATION ON THE NEW YORK TIMES COMPANY

Documents Filed with the Securities and Exchange Commission
This Proxy Statement is accompanied by our 2025 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which we have previously filed with the SEC and which includes audited financial statements.
You can obtain any of the documents we file with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025). To obtain documents from us, please direct requests in writing, by telephone or by email to:
The New York Times Company
Attention: Corporate Secretary
620 Eighth Avenue
New York, NY 10018
Phone: (212) 556-8092
nytsecretary@nytimes.com
We will send you the requested documents without charge, excluding exhibits.
Additional Information
There are a number of other sources for additional information on The New York Times Company:
SEC. We file reports, proxy statements and other information with the SEC, which can be accessed through the SEC’s website (www.sec.gov).
The New York Times Company website. Our website at www.nytco.com provides ongoing information about the Company and its performance, including documents filed with the SEC. In addition, printable versions of the following materials can be found on the Corporate Governance section of our website at www.nytco.com/investors:
— Corporate Governance Principles
— Board Committee Charters:
•Audit Committee
•Compensation Committee
•Finance Committee
•Nominating & Governance Committee
— Code of Ethics for the Executive Chairman, Chief Executive Officer and Senior Financial Officers
— Code of Ethics for Directors
— Code of Conduct
— Policy on Transactions with Related Persons
— Procedures Regarding Communications by Security Holders and Other Interested Parties to the Board of Directors
— Compensation Recoupment Policy
Please note that information contained on our website does not constitute part of this Proxy Statement.

IMPORTANT NOTE:
This Proxy Statement is dated March 13, 2026. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, and the furnishing of this Proxy Statement to stockholders after such date shall not create any implication to the contrary.

P. 10 - THE NEW YORK TIMES COMPANY

GENERAL INFORMATION

The Ochs-Sulzberger Trust
Since the purchase of The New York Times newspaper by Adolph S. Ochs in 1896, control of The New York Times and related properties has rested with his family. Family members have taken an active role in the stewardship and management of The New York Times Company. The position of Publisher of The New York Times has been held by various family members, from Adolph S. Ochs to the current Publisher, A.G. Sulzberger, who also serves as the Chairman of the Company’s Board.
In February 1990, on the death of Adolph S. Ochs’s daughter, Iphigene Ochs Sulzberger (“Mrs. Sulzberger”), control passed to her four children through the automatic termination of a trust established by Mr. Ochs (the “Ochs Trust”). That trust held 83.7% of the Class B stock of the Company, which is not publicly traded. Holders of Class B stock have the right to elect approximately 70% of the Board of Directors. Mrs. Sulzberger’s four children, all of whom are now deceased, were Marian S. Heiskell, Ruth S. Holmberg, Judith P. Sulzberger and Arthur Ochs Sulzberger (each, a “Grantor,” and collectively, the “Grantors”).
In 1997, the Grantors executed an indenture creating a new trust (the “Ochs-Sulzberger Trust”) for the benefit of each Grantor and his or her family, and entered into a first amendment to the indenture on December 14, 2000 (the indenture and first amendment thereto are collectively referred to as the “Trust Indenture”). The Grantors transferred to the Ochs-Sulzberger Trust all shares of Class B stock previously held by the Ochs Trust, together with a number of shares of Class A stock. The Ochs-Sulzberger Trust currently holds 738,810 shares of Class B stock and 1,400,000 shares of Class A stock. The primary objective of the Ochs-Sulzberger Trust is to maintain the editorial independence and the integrity of The New York Times and to perpetuate it “as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare” (the “primary objective of the Ochs-Sulzberger Trust”) in accordance with the wishes of Adolph S. Ochs as expressed in his will.
The current trustees of the Ochs-Sulzberger Trust are Arthur Golden, David Golden, Margot Golden, Carolyn Greenspon, Leah Keith, Elyse Newman, David Perpich and A.G. Sulzberger (each, a “Trustee,” and collectively, together with their successors, the “Trustees”).
The Trust Indenture is subject to the terms and provisions of a 1986 shareholders agreement (the “Shareholders Agreement”) among the Grantors, their children and the Company, which restricts the transfer of Class B stock that is held by the Ochs-Sulzberger Trust by requiring, prior to any sale or transfer, the offering of those shares among the other family stockholders and then to the Company at the Class A stock market price then prevailing (or if the Company is the purchaser, at the option of the selling stockholder, in exchange for Class A stock on a share-for-share basis). The Shareholders Agreement provides for the conversion of such shares into Class A stock if the purchase rights are not exercised by the family stockholders or the Company, and such shares of Class A stock are to be transferred to a person or persons other than family stockholders or the Company. There are certain exceptions for gifts and other transfers among the descendants of Adolph S. Ochs, provided that the recipients become parties to the Shareholders Agreement.
In addition, the Shareholders Agreement provides that, if the Company is a party to a merger (other than a merger solely to change the Company’s jurisdiction of incorporation), consolidation or plan of liquidation in which such Class B stock is exchanged for cash, stock, securities or any other property of the Company or of any other corporation or entity, each signing stockholder will convert his or her shares of such Class B stock into Class A stock prior to the effective date of such transaction so that a holder of such shares will receive the same cash, stock or other consideration that a holder of Class A stock would receive in such a transaction. Except for the foregoing, each signing stockholder has agreed not to convert any shares of such Class B stock received from a trust created under the will of Adolph S. Ochs into Class A stock. The Shareholders Agreement will terminate upon the expiration of 21 years after the death of the last remaining survivor of all descendants of Mrs. Sulzberger living on August 5, 1986.
The Trustees, subject to the limited exceptions described below, are directed to retain the Class B stock held in the Ochs-Sulzberger Trust and not to sell, distribute or convert such shares into Class A stock and to vote such Class B stock against any merger, sale of assets or other transaction pursuant to which control of The New York Times passes from the Trustees, unless they determine that the primary objective of the Ochs-Sulzberger Trust can be best achieved by the sale, distribution or conversion of such stock or by the implementation of such transaction. If, upon such determination, any Class B stock is distributed to the beneficiaries of the Ochs-Sulzberger Trust, it must be distributed only to descendants of Mrs. Sulzberger, subject to the provisions of the Shareholders Agreement (if it is still in effect).
THE NEW YORK TIMES COMPANY - P. 11

Similarly, any sale by the Ochs-Sulzberger Trust of Class B stock upon such determination can be made only in compliance with the Shareholders Agreement.
The Trustees are granted various powers and rights, including, among others, (i) to vote all of the shares of Class A and Class B stock held by the Ochs-Sulzberger Trust; (ii) to nominate the successor Trustees who may also serve on the Company’s Board of Directors; and (iii) to amend certain provisions of the Trust Indenture, but not the provisions relating to retaining the Class B stock or the manner in which such shares may be distributed, sold or converted. The Trust Indenture provides for eight Trustees. All actions of the Trustees require the affirmative vote of six of the eight Trustees. Any Trustee may be removed without cause by a vote of six Trustees. In general, the Trustees will appoint four of the Trustees and the beneficiaries of the Ochs-Sulzberger Trust will elect the remaining four Trustees.
The Ochs-Sulzberger Trust will continue in existence until the expiration of 21 years after the death of the last survivor of all of the descendants of Mrs. Sulzberger then living on December 14, 2000. Upon the termination of the Ochs-Sulzberger Trust at the end of the stated term thereof, all of the trust property, including the shares of Class A and Class B stock held by the Ochs-Sulzberger Trust, will be distributed to the descendants of Mrs. Sulzberger then living.
The Company has been informed by representatives of the Ochs-Sulzberger family that, as of March 3, 2026, the aggregate holdings of the Ochs-Sulzberger Trust and an additional entity controlled by descendants of Mrs. Sulzberger represented approximately 94.6% of the Company’s Class B stock and 3.5% of the Company’s Class A stock. These amounts do not include the personal holdings of the more than 80 individual members of the Ochs-Sulzberger family, many of which are sizable.

P. 12 - THE NEW YORK TIMES COMPANY

PRINCIPAL HOLDERS OF COMMON STOCK

The following table sets forth the only persons who, to the knowledge of management, owned beneficially on March 3, 2026 (or as of the date otherwise indicated below), more than 5% of the outstanding shares of either Class A stock or Class B stock.
All of the individual beneficial owners presented below are Trustees of the Ochs-Sulzberger Trust. Each of the Trustees of the Ochs-Sulzberger Trust shares voting and investment power with respect to all of the shares owned by the Ochs-Sulzberger Trust, and the majority of the shares reported below as beneficially owned by each such Trustee are held by the Ochs-Sulzberger Trust and not held directly by such Trustee. Set forth below for each Trustee are: (i) in the first row, the total number of shares of Class A stock and Class B stock and percentage of such class beneficially owned, including shares held by the Ochs-Sulzberger Trust, (ii) in the second row, the number of shares of Class A stock and Class B stock and the percentage of such class held by the Ochs-Sulzberger Trust, and (iii) in the third row, the number of shares of Class A stock and Class B stock and the percentage of such class beneficially owned, excluding shares held by the Ochs-Sulzberger Trust. See “General Information—The Ochs-Sulzberger Trust.”

Name and Address		Shares of Class A Stock	Percent of Class A Stock	Shares of Class B Stock	Percent of Class B Stock
Ochs-Sulzberger Trust[1,2] 620 Eighth Avenue New York, NY 10018		2,138,810	1.3%	738,810	94.6%
Arthur Golden[1,2,3] 620 Eighth Avenue New York, NY 10018	Total	2,272,027	1.4%	739,928	94.8%
	Shares held by the Ochs-Sulzberger Trust	2,138,810	1.3%	738,810	94.6%
	Other beneficially owned shares	133,217	*	1,118	*
David Golden[1,2,4] 620 Eighth Avenue New York, NY 10018	Total	2,145,857	1.3%	738,810	94.6%
	Shares held by the Ochs-Sulzberger Trust	2,138,810	1.3%	738,810	94.6%
	Other beneficially owned shares	7,047	*	—	—
Margot Golden[1,2,5] 620 Eighth Avenue New York, NY 10018	Total	2,203,876	1.4%	738,810	94.6%
	Shares held by the Ochs-Sulzberger Trust	2,138,810	1.3%	738,810	94.6%
	Other beneficially owned shares	65,066	*	—	—
Carolyn Greenspon[1,2,6] 620 Eighth Avenue New York, NY 10018	Total	2,182,198	1.3%	740,043	94.8%
	Shares held by the Ochs-Sulzberger Trust	2,138,810	1.3%	738,810	94.6%
	Other beneficially owned shares	43,388	*	1,233	*
Leah Keith[1,2,7] 620 Eighth Avenue New York, NY 10018	Total	2,174,098	1.3%	740,490	94.8%
	Shares held by the Ochs-Sulzberger Trust	2,138,810	1.3%	738,810	94.6%
	Other beneficially owned shares	35,288	*	1,680	*
Elyse Newman[1,2,8] 620 Eighth Avenue New York, NY 10018	Total	2,148,593	1.3%	738,810	94.6%
	Shares held by the Ochs-Sulzberger Trust	2,138,810	1.3%	738,810	94.6%
	Other beneficially owned shares	9,783	*	—	—
David Perpich[1,2,9] 620 Eighth Avenue New York, NY 10018	Total	2,185,788	1.4%	740,490	94.8%
	Shares held by the Ochs-Sulzberger Trust	2,138,810	1.3%	738,810	94.6%
	Other beneficially owned shares	46,978	*	1,680	*
A.G. Sulzberger[1,2,10] 620 Eighth Avenue New York, NY 10018	Total	2,352,186	1.5%	738,810	94.6%
	Shares held by the Ochs-Sulzberger Trust	2,138,810	1.3%	738,810	94.6%
	Other beneficially owned shares	213,376	*	—	—
THE NEW YORK TIMES COMPANY - P. 13

Name and Address	Shares of Class A Stock	Percent of Class A Stock	Shares of Class B Stock	Percent of Class B Stock
The Vanguard Group[11] 100 Vanguard Boulevard Malvern, PA 19355	15,809,453	9.8%	—	—
BlackRock, Inc.[12] 55 East 52nd Street New York, NY 10055	14,111,319	8.8%	—	—
T. Rowe Price Investment Management, Inc.[13] 101 E. Pratt Street Baltimore, MD 21201	10,247,094	6.4%	—	—
	*Indicates beneficial ownership of less than 1%.
1.Each Trustee’s reported beneficial ownership of Class A stock includes 1,400,000 shares of Class A stock and 738,810 shares of Class A stock issuable upon the conversion of 738,810 shares of Class B stock directly owned by the Ochs-Sulzberger Trust. Each of the Trustees of the Ochs-Sulzberger Trust shares voting and investment power with respect to the shares owned by the Ochs-Sulzberger Trust. Therefore, under SEC regulations, each may be deemed a beneficial owner of the shares held by the Ochs-Sulzberger Trust. Such shares are therefore included in the amounts listed in this table for each Trustee. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table. By virtue of their being Trustees of the Ochs-Sulzberger Trust, the Trustees could be deemed to comprise a “group” within the meaning of SEC regulations. Such group is the beneficial owner in the aggregate of 2,680,273 shares of Class A stock, representing approximately 1.7% of the outstanding shares of Class A stock. This amount includes those shares directly held by the Ochs-Sulzberger Trust, as well as (a) 509,178 shares of Class A stock directly or indirectly held by individual Trustees; (b) 4,031 shares of Class A stock issuable upon the conversion of 4,031 shares of Class B stock held directly or indirectly by individual Trustees; and (c) 28,254 shares of Class A stock underlying restricted stock units awarded under the Company’s 2020 Incentive Compensation Plan (the “2020 Incentive Plan”) that have vested or will vest within 60 days.
2.Class B stock is convertible into Class A stock on a share-for-share basis. Ownership of Class B stock is therefore deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the presentation of ownership of Class A stock in this table, it has been assumed that each person listed therein as holding Class B stock has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus, all shares of Class B stock held by the Ochs-Sulzberger Trust and by the Trustees have been included in the calculation of the total amount of Class A stock owned by each such person as well as in the calculation of the total amount of Class B stock owned by each such person. As a result of this presentation, there are substantial duplications in the number of shares and percentages shown in the table.
3.In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of Arthur Golden include (a) 20,508 restricted stock units for Class A stock (which will be distributed upon his cessation of service on the Board), including 3,621 unvested restricted stock units for Class A stock that will vest within 60 days, on the date of the 2026 Annual Meeting; (b) 1,118 shares of Class B stock held through a family trust of which Mr. Golden is a co-trustee; (c) 42,073 shares of Class A stock held by a family trust of which Mr. Golden is the sole trustee; and (d) 69,518 shares of Class A stock held by a trust of which Mr. Golden’s wife is a trustee.
4.In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of David Golden include 7,047 shares of Class A stock held solely.
5.In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of Ms. Golden include (a) 7,746 restricted stock units for Class A stock (which will be distributed upon her cessation of service on the Board), including 3,621 unvested restricted stock units for Class A stock that will vest within 60 days, on the date of the 2026 Annual Meeting; (b) 16,820 shares of Class A stock held by a trust of which she is the sole trustee; and (c) 40,500 shares of Class A stock held by a trust of which she is the sole trustee. Ms. Golden disclaims beneficial ownership of the shares described in (c) above.
P. 14 - THE NEW YORK TIMES COMPANY

6.In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of Ms. Greenspon include (a) 14,210 shares of Class A stock and 360 shares of Class B stock held by a trust for which Ms. Greenspon is the sole trustee; (b) 27,945 shares of Class A stock held by three family trusts for which Ms. Greenspon serves as a co-trustee; and (c) 873 shares of Class B stock held by one of such family trusts.
7.In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of Ms. Keith include (a) 33,608 shares of Class A stock held by three family trusts for which Ms. Keith serves as a co-trustee and (b) 1,680 shares of Class B stock held by one of such family trusts. Of the shares of Class A stock and Class B stock reported in (a) and (b) above, Ms. Keith shares beneficial ownership of 11,000 shares of Class A stock and 1,680 shares of Class B stock with Mr. Perpich through one family trust for which they serve as co-trustees.
8.In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of Ms. Newman include 9,783 shares of Class A stock held by her spouse.
9.In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of Mr. Perpich include (a) 33,315 shares of Class A stock held solely; (b) 11,000 shares of Class A stock and 1,680 shares of Class B stock held by a family trust for which Mr. Perpich serves as co-trustee; and (c) 983 shares of Class A stock held in two custodial accounts created for the benefit of his children for which Mr. Perpich serves as custodian. Mr. Perpich disclaims beneficial ownership of the shares described in (b) above. Subject to such disclaimer, Mr. Perpich shares beneficial ownership of 11,000 shares of Class A stock and 1,680 shares of Class B stock included in (b) above with Leah Keith as co-trustees. The amounts reported exclude 4,334 stock-settled restricted stock units for Class A stock granted under the 2020 Incentive Plan that are subject to vesting conditions.
10.In addition to the amounts of Class A stock and Class B stock described in footnotes 1 and 2, the holdings of Mr. Sulzberger include (a) 146,674 shares of Class A stock held solely; (b) 60,323 shares of Class A stock held by a trust of which Mr. Sulzberger is the sole trustee; (c) 4,825 shares of Class A stock held by a trust of which Mr. Sulzberger is a trustee; and (d) 1,554 shares of Class A stock held in a custodial account for which Mr. Sulzberger serves as a custodian. The amounts reported exclude 25,664 stock-settled restricted stock units for Class A stock granted under the 2020 Incentive Plan that are subject to vesting conditions.
11.According to information contained in its most recent Schedule 13G/A, filed with the SEC pursuant to the Exchange Act on February 13, 2024, as of December 29, 2023, The Vanguard Group beneficially owned 15,809,453 shares of Class A stock. The filing states that, to the best of the holder’s knowledge, the shares were acquired in the ordinary course of such holder’s business and were not acquired for the purpose of or with the effect of changing or influencing the control of the Company.
12.According to information contained in its most recent Schedule 13G/A, filed with the SEC pursuant to the Exchange Act on January 25, 2024, as of December 31, 2023, BlackRock, Inc. beneficially owned 14,111,319 shares of Class A stock. The filing states that, to the best of the holder’s knowledge, the shares were acquired in the ordinary course of such holder’s business and were not acquired for the purpose of or with the effect of changing or influencing the control of the Company.
13.According to information contained in its most recent Schedule 13G, filed with the SEC pursuant to the Exchange Act on November 14, 2024, as of September 30, 2024, T. Rowe Price Investment Management, Inc. beneficially owned 10,247,094 shares of Class A stock. The filing states that, to the best of the holder’s knowledge, the shares were acquired in the ordinary course of such holder’s business and were not acquired for the purpose of or with the effect of changing or influencing the control of the Company.

THE NEW YORK TIMES COMPANY - P. 15

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table shows the beneficial ownership, reported to the Company as of March 3, 2026, of Class A stock and Class B stock, including shares as to which a right to acquire ownership exists (by the exercise of stock options, the vesting of restricted stock units or the conversion of Class B stock into Class A stock) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, of each director named in this Proxy Statement, each named executive officer identified in the 2025 Summary Compensation Table on page 62 of this Proxy Statement, and all directors and executive officers of the Company as a group.
Mr. Golden, Ms. Golden, Mr. Perpich and Mr. Sulzberger are Trustees of the Ochs-Sulzberger Trust. Each of the Trustees of the Ochs-Sulzberger Trust shares voting and investment power with respect to all of the shares owned by the Ochs-Sulzberger Trust, and the majority of the shares reported below as beneficially owned by each such Trustee are held by the Ochs-Sulzberger Trust and not held directly by such Trustee. Set forth below for each Trustee are: (i) in the first row, the total number of shares of Class A stock and Class B stock and percentage of such class beneficially owned, including shares held by the Ochs-Sulzberger Trust, (ii) in the second row, the number of shares of Class A stock and Class B stock and the percentage of such class held by the Ochs-Sulzberger Trust, and (iii) in the third row, the number of shares of Class A stock and Class B stock and the percentage of such class beneficially owned, excluding shares held by the Ochs-Sulzberger Trust. See “General Information—The Ochs-Sulzberger Trust.” The table also shows, under “Class A Stock Units,” in the case of one non-employee director, cash-settled phantom stock units credited under the Company’s Non-Employee Directors Deferral Plan (the “Directors’ Deferral Plan”).

		Class A Stock	Percent of Class A Stock	Class A Stock Units	Class B Stock	Percent of Class B Stock
William Bardeen[1] Executive Vice President and Chief Financial Officer		6,069	*	—	—	—
Amanpal S. Bhutani[2] Director		29,691	*	—	—	—
Diane Brayton[1] Executive Vice President and Chief Legal Officer		37,834	*	—	—	—
Manuel Bronstein[2] Director		18,017	*	—	—	—
Beth Brooke[2] Director		19,768	*	—	—	—
Rachel Glaser[2] Director		33,409	*	—	—	—
Arthur Golden[2,3,4] Director	Total	2,272,027	1.4%	—	739,928	94.8%
	Shares held by the Ochs-Sulzberger Trust	2,138,810	1.3%	—	738,810	94.6%
	Other beneficially owned shares	133,217	*	—	1,118	*
Margot Golden[2,3,4] Director	Total	2,203,876	1.4%	—	738,810	94.6%
	Shares held by the Ochs-Sulzberger Trust	2,138,810	1.3%	—	738,810	94.6%
	Other beneficially owned shares	65,066	*	—	—	—
Meredith Kopit Levien[1] President, Chief Executive Officer and Director		106,522	*	—	—	—
Brian P. McAndrews[2] Director		57,570	*	17,171	—	—
David Perpich[1,3,4] Vice Chair of the Board and Publisher, The Athletic	Total	2,185,788	1.4%	—	740,490	94.8%
	Shares held by the Ochs-Sulzberger Trust	2,138,810	1.3%	—	738,810	94.6%
	Other beneficially owned shares	46,978	*	—	1,680	*
P. 16 - THE NEW YORK TIMES COMPANY

		Class A Stock	Percent of Class A Stock	Class A Stock Units	Class B Stock	Percent of Class B Stock
John W. Rogers, Jr.[2] Director		52,127	*	—	—	—
Anuradha B. Subramanian[2] Director		9,596	*	—	—	—
A.G. Sulzberger[1,3,4] Chairman of the Board and Publisher of The New York Times	Total	2,352,186	1.5%	—	738,810	94.6%
	Shares held by the Ochs-Sulzberger Trust	2,138,810	1.3%	—	738,810	94.6%
	Other beneficially owned shares	213,376	*	—	—	—
Rebecca Van Dyck[2] Director		54,410	*	—	—	—
Jacqueline Welch[1] Executive Vice President and Chief Human Resources Officer		23,433	*	—	—	—
All Directors and Executive Officers[3] (17 Individuals)		3,127,371	1.9%	—	741,608	95.0%
			*Indicates beneficial ownership of less than 1%.
1.The amounts reported exclude restricted stock units granted under the 2020 Incentive Plan that are subject to vesting conditions: Mr. Bardeen, 12,612; Ms. Brayton, 12,812; Ms. Kopit Levien, 122,840; Mr. Perpich, 4,334; Mr. Sulzberger, 25,664; and Ms. Welch, 4,440.
2.The amounts reported for the directors include (a) unvested restricted stock units for Class A stock that will vest within 60 days, on the date of the 2026 Annual Meeting, and (b) vested restricted stock units for Class A stock (which will be distributed upon cessation of service on the Board) as follows: Mr. Bhutani, 26,070; Mr. Bronstein, 14,396; Ms. Brooke, 16,147; Ms. Glaser, 29,788; Mr. Golden, 16,887; Ms. Golden, 4,125; Mr. McAndrews, 50,789; Mr. Rogers, 28,506; Ms. Subramanian, 5,975; and Ms. Van Dyck, 50,789.
3.Class B stock is convertible into Class A stock on a share-for-share basis. Therefore, ownership of Class B stock is deemed to be beneficial ownership of Class A stock under SEC regulations. For purposes of the presentation of ownership of Class A stock in this table, it has been assumed that each individual has converted into Class A stock all shares of Class B stock of which that person is deemed the beneficial owner. Thus, all shares of Class B stock held by each individual, including shares held by the Ochs-Sulzberger Trust, have been included in the calculation of the total amount of Class A stock owned by such person, as well as in the calculation of the total amount of Class B stock owned by such person. As a result of this presentation, there are duplications in the number of shares and percentages shown in this table.
4.See “Principal Holders of Common Stock” and “General Information—The Ochs-Sulzberger Trust” for a discussion of this person’s holdings.

THE NEW YORK TIMES COMPANY - P. 17

PROPOSAL NUMBER 1—ELECTION OF DIRECTORS

Thirteen directors will be elected to the Board of The New York Times Company at the 2026 Annual Meeting. Nominees proposed for election as directors are listed below. Directors will hold office until the next annual meeting and until their successors are elected and qualified.
Each nominee is a current director elected at the 2025 Annual Meeting.
The Certificate of Incorporation of the Company provides that Class A stockholders have the right to elect 30% of the Board of Directors (or the nearest larger whole number). Accordingly, Class A stockholders will elect four of the 13 directors; Class B stockholders will elect nine directors. Directors are elected by a plurality of the votes cast. (Please see our policy described on page 27 regarding directors who do not receive more “for” votes than “withheld” votes.) Once elected, our directors have no ongoing status as “Class A” or “Class B” directors and have the same duties and responsibilities to all stockholders. Our Board serves as one Board with fiduciary responsibilities to all stockholders of the Company.
Proxies will be used to vote for the election of the nominees named below unless you withhold the authority to do so when you vote your proxy. Each person nominated for election has consented to being named in this Proxy Statement and has agreed to serve if elected. If any of the nominees become unavailable for election, all uninstructed proxies will be voted for such other person or persons designated by the Board. The Board has no reason to anticipate that this will occur.

Name	Age	Position with The New York Times Company	Director Since
Class A Nominees (4)
Amanpal S. Bhutani	49	Independent Director	2018
Beth Brooke	66	Independent Director	2021
Brian P. McAndrews	67	Independent Director	2012
John W. Rogers, Jr.	67	Independent Director	2018

Class B Nominees (9)
Manuel Bronstein	50	Independent Director	2021
Rachel Glaser	64	Independent Director	2018
Arthur Golden[1]	69	Non-Employee Director	2021
Margot Golden[2]	49	Non-Employee Director	2024
Meredith Kopit Levien	54	President, Chief Executive Officer and Director	2020
David Perpich[2]	48	Vice Chair of the Board and Publisher, The Athletic	2019
Anuradha B. Subramanian	44	Independent Director	2023
A.G. Sulzberger[2]	45	Chairman of the Board and Publisher of The New York Times	2018
Rebecca Van Dyck	56	Independent Director	2015
1.Arthur Golden is a fourth-generation member of the Ochs-Sulzberger family.
2.Margot Golden, David Perpich and A.G. Sulzberger are fifth-generation members of the Ochs-Sulzberger family.

P. 18 - THE NEW YORK TIMES COMPANY

Qualifications
Consistent with the Company’s Corporate Governance Principles, the Nominating & Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of director nominees, as well as the composition of the Board as a whole. This assessment includes consideration of directors’ independence, character, judgment and business experience, as well as their appreciation of the Company’s mission and values.
We believe that the combination of backgrounds, skills and experiences represented by the 13 director nominees will enable the Board and each of its committees to continue to provide sound judgment and leadership in the context of an evolving business environment and the Company’s long-term strategy, and to function effectively as a group. The biographical information for each director nominee includes a summary of the specific experience, qualifications, attributes or skills that led the Board to conclude that the person should serve as a director of the Company. While it is not possible to detail all of the experience, qualifications, attributes or skills possessed by each director, we have set out those unique and important professional characteristics that each person would bring to the Board.
Director Tenure
Our Board is composed of directors with a mix of tenure, with longer-serving directors providing important experience and institutional knowledge, and newer directors providing fresh perspective to deliberations. Three of the eight independent director nominees joined the Board in the last five years, and one of the five non-independent director nominees joined the Board in the last five years. The average tenure of all director nominees is 6.7 years.
Director Retirement Policy
Under the Company’s director retirement policy, which is set forth in our Corporate Governance Principles, a non-employee director may not stand for re-election following the earlier of (a) his or her 75th birthday or (b) 20 years of service on the Board, unless the Board determines otherwise.

PROFILES OF NOMINEES FOR THE BOARD OF DIRECTORS

Class A Nominees
Amanpal S. Bhutani has served as a member of our Board of Directors since 2018. Mr. Bhutani is the chief executive officer and a member of the Board of GoDaddy Inc., an internet domain registrar and web hosting company (since 2019). Prior to this, he served in senior leadership roles at Expedia Group, Inc., including as president of the Brand Expedia Group from 2015 to 2019 and senior vice president of Expedia Worldwide Engineering from 2010 to 2015. From 2008 to 2010, he was a technology senior director at JPMorgan Chase & Co. From 2002 to 2008, Mr. Bhutani was at Washington Mutual, Inc., including most recently as senior vice president of ecommerce technology, when JPMorgan Chase & Co. acquired it in 2008. Prior to that, Mr. Bhutani was the founder and technical lead at a startup, and a senior engineer at a consultancy.
Mr. Bhutani brings to the Board extensive technological, information security and international business expertise, as well as human capital management experience, gained from his senior leadership roles at digital and consumer-facing public companies, including as chief executive officer of a public company in the technology industry.
Beth Brooke has served as a member of our Board of Directors since 2021. Ms. Brooke served as the global vice chair of public policy for Ernst & Young LLP from 2007 to 2019, where she was a member of the firm’s global executive board and global sponsor of the firm’s diversity and inclusiveness efforts. Prior to this, she served as Ernst & Young’s vice chair of public policy, sustainability and stakeholder engagement in the Americas from 2000 to 2007, and held various roles in tax practice management from 1981 to 2000. From 1993 to 1995, Ms. Brooke served in the U.S. Department of the Treasury and was responsible for tax policy matters related to insurance and managed care, including working on healthcare and superfund legislative reform efforts. Ms. Brooke has served as a member of the board of directors of eHealth, Inc. since 2019.
Ms. Brooke brings to the Board extensive financial and strategic expertise, as well as risk management, public policy and international experience, gained from nearly 40 years of service at Ernst & Young. In addition, she
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provides the Board with meaningful insight gained from both her past experience as a global sponsor of Ernst & Young’s diversity and inclusiveness efforts and her service on various private and nonprofit boards.
Brian P. McAndrews has served as a member of our Board of Directors since 2012, including as Presiding Director from 2019 to 2025. Mr. McAndrews was president, chief executive officer and chairman of Pandora Media, Inc. from 2013 to 2016. From 2012 to 2013, he was a venture partner, and from 2009 to 2011, he was managing director of Madrona Venture Group, LLC. From 2007 to 2008, he was senior vice president, advertiser and publisher solutions of Microsoft Corporation. From 2000 to 2007, he was president and chief executive officer, and from 1999 to 2000 he served as chief executive officer of aQuantive, Inc. From 1990 to 1999, he held various positions of increasing responsibility at ABC, Inc., including executive vice president and general manager of ABC Sports. Mr. McAndrews has served as a member of the board of directors of Frontdoor, Inc. since 2018 (and lead director since 2022) and Xero Limited since 2022. He previously served as a member of the board directors of Chewy, Inc. from 2019 to 2021, Grubhub Inc. from 2011 to 2021 (including as chairman of its board of directors from 2014 to 2021) and Teladoc Health, Inc. from 2017 to 2020.
Mr. McAndrews brings to the Board extensive digital expertise gained through his experience leading public companies in the technology industry. His background in both traditional and digital media has also given him an understanding of digital advertising and the integration of emerging technologies. His extensive understanding of the Company’s business, his experience as a chief executive officer of two public companies in the technology industry, and his prior service as chairman of the board of two other public companies and Presiding Director of our Company enable Mr. McAndrews to provide the Board with a highly valuable strategic perspective as well as extensive corporate governance, human capital management and succession planning experience.
John W. Rogers, Jr. has served as a member of our Board of Directors since 2018. Mr. Rogers is the founder, chairman, co-chief executive officer and chief investment officer of Ariel Investments, LLC, an institutional money management firm, as well as a trustee of Ariel Investment Trust, an investment company. He has been a director of Nike, Inc. since 2018 and Ryan Specialty Group since 2014. Mr. Rogers was a director of Exelon Corporation from 2000 to 2019 and a director of McDonald’s Corporation from 2003 to 2023.
Mr. Rogers brings to the Board extensive business, financial and risk-management experience gained as the founder and long-serving chief executive officer (co-chief executive officer since 2019) and chief investment officer of a firm with billions in assets under management. In addition, as a result of his service on the boards (and several board committees) of large public companies, he provides the Board a highly valuable strategic perspective, as well as extensive corporate governance, human capital management and succession planning experience.
Class B Nominees
Manuel Bronstein has served as a member of our Board of Directors since 2021. Mr. Bronstein was the chief product officer of Roblox Corporation, an online gaming and entertainment platform, from 2021 to 2025. He is serving in an advisory capacity to Roblox Corporation through April 2026 to support a smooth transition. Prior to this, he served in senior product roles at Alphabet Inc., including as vice president of product at Google, leading Google Assistant from 2018 to 2021, and at YouTube, as director of product management from 2014 to 2016 and vice president of product management from 2016 to 2018. From 2010 to 2014, he held senior product leadership roles at Zynga Inc., and from 2003 to 2010, he served in various product leadership roles for Xbox at Microsoft Corporation.
Mr. Bronstein is a deeply experienced product leader who brings to the Board extensive product, design and data science expertise, as well as human capital management experience, gained from senior leadership roles at digital and consumer-facing public companies.
Rachel Glaser has served as a member of our Board of Directors since 2018 and as Presiding Director since 2025. Ms. Glaser served as the chief financial officer of Etsy, Inc., a global creative commerce platform, from 2017 to 2024. From 2015 to 2017, she was the chief financial officer of Leaf Group Ltd. From 2012 to 2015, she was the chief financial officer of Move, Inc., the parent company of Realtor.com. From 2008 to 2011, she was the chief operating and financial officer of MyLife.com, and from 2005 to 2008, she was the senior vice president of finance at Yahoo! Inc. Prior to these roles, Ms. Glaser held various finance and operations positions at The Walt Disney Company from 1986 to 2005. Ms. Glaser has served as a member of the board of directors of CoStar Group, Inc. since 2025.
Ms. Glaser brings to the Board extensive strategic expertise, as well as international and human capital management experience, gained from her service in key leadership roles at digitally focused, consumer-facing public companies. In addition, Ms. Glaser’s deep financial and accounting expertise is a valuable asset to the Board and the
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Audit Committee, which she chairs. In addition to the skills developed over an impressive professional career, Ms. Glaser’s significant experience on the Board and insights gained from her leadership as a Chair of the Audit Committee position her for success as Presiding Director of our Board.
Arthur Golden has served as a member of our Board of Directors since 2021. Mr. Golden is a bestselling author. He attended Harvard College, where he received a degree in art history. He also earned a master’s degree in East Asian languages and culture from Columbia University and a master’s degree in English from Boston University.
Mr. Golden is a fourth-generation member of the Ochs-Sulzberger family and brings to the Board a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history. His alignment with stockholder interests makes Mr. Golden an important part of the Board’s decision-making process.
Margot Golden has served as a member of our Board of Directors since 2024. Ms. Golden is a freelance graphic designer (since 2009) and manages a company that sells accessories for children’s clothing (since 2019). She also serves as the chair of the Ochs-Sulzberger Trust (since 2022). She holds an associate degree in graphic design from Pratt Institute.
Ms. Golden is a fifth-generation member of the Ochs-Sulzberger family and brings to the Board a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history. Her alignment with stockholder interests makes Ms. Golden an important part of the Board’s decision-making process.
Meredith Kopit Levien has served as our president and chief executive officer and as a member of our Board of Directors since 2020. She previously served the Company as executive vice president and chief operating officer from 2017 to 2020; executive vice president and chief revenue officer from 2015 to 2017; and executive vice president, advertising from 2013 to 2015. Prior to joining the Company, Ms. Kopit Levien served in various roles at Forbes Media LLC, including as chief revenue officer from 2011 to 2013, and in various advertising and publishing roles at The Atlantic. She has served as a member of the board of directors of Instacart since 2021.
As the Company’s president and chief executive officer, Ms. Kopit Levien has primary responsibility for overseeing and coordinating the Company’s strategy and business operations. She brings to the Company and the Board extensive business and management experience in the media industry, gained from many years spent in a variety of senior operational and executive roles at the Company, Forbes Media and The Atlantic. Her deep understanding of the Company and her strategic and operational leadership experience from her various roles at the Company provide the Board with highly valuable insights.
David Perpich has served as Vice Chair of the Board since 2025, as publisher of The Athletic, the Company’s sports media product, since 2022, and as a member of our Board of Directors since 2019. Mr. Perpich previously served as publisher of Wirecutter, the Company’s product review and recommendation offering, from 2022 to 2023; head of standalone products at the Company from 2020 to 2022; president and general manager of Wirecutter from 2017 to 2020; and senior vice president of product for the Company from 2015 to 2017, during which time he was responsible for overseeing The Times’s digital product portfolio across mobile and web products. In addition, Mr. Perpich served as general manager, new digital products, at the Company from 2013 to 2015, and as vice president, product management, from 2011 to 2013. Mr. Perpich joined the Company in 2010 as executive director, NYTimes.com paid products.
Mr. Perpich is a fifth-generation member of the Ochs-Sulzberger family and brings a deep appreciation of the values and societal contributions of The New York Times and the Company throughout their history to his role as director. In addition, through his service in a variety of critical executive positions that have provided him with extensive knowledge of our Company and operations, Mr. Perpich brings a deep understanding and unique perspective to the Board about the Company’s business strategy and industry opportunities and challenges.
Anuradha B. Subramanian has served as a member of our Board of Directors since 2023. Ms. Subramanian is the chief financial officer of Beast Industries, a media, entertainment and consumer goods company (since 2025). Ms. Subramanian served as the chief financial officer of Bumble Inc. from 2020 to 2025. From 2018 to 2020, she was the chief financial officer of digital at Univision Communications Inc. During 2017, Ms. Subramanian served as chief financial officer, digital at VICE Media. From 2010 to 2017, she served in various roles at Scripps Networks Interactive, including most recently as the head of finance, digital. Prior to Scripps Networks, Ms. Subramanian worked in investment banking at Citi as part of the media and telecom group.
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Ms. Subramanian’s deep financial and accounting expertise, gained from her service in key financial roles at a variety of public consumer and media companies, is a valuable asset to the Board and the Audit Committee. In addition, Ms. Subramanian brings to the Board considerable strategic experience from her service in key leadership roles at a variety of public consumer and media companies.
A.G. Sulzberger has served as chairman of the Board since 2021 and as publisher of The New York Times and a member of our Board of Directors since 2018. Mr. Sulzberger previously served as deputy publisher of The New York Times from 2016 to 2017. He joined The New York Times as a reporter in 2009 after serving in various reporting roles at other publications. From 2010 to 2012, he served as head of the Kansas City bureau, and he later served as an assistant editor from 2012 to 2015 and associate editor from 2015 to 2016 of The Times before he was appointed deputy publisher.
Mr. Sulzberger is a fifth-generation member of the Ochs-Sulzberger family and brings a deep appreciation of the values and societal contributions of The New York Times and the Company to his role as chairman and publisher of The New York Times. In addition, as one of the driving forces behind the Company’s digital transformation and subscription-first focus, Mr. Sulzberger brings a deep understanding and unique perspective to the Board about the Company’s business strategy and industry opportunities and challenges.
Rebecca Van Dyck has served as a member of our Board of Directors since 2015. Ms. Van Dyck is the chief marketing officer of Airbnb, Inc., an online marketplace for lodging and experiences (since 2025). From 2024 to 2025, Ms. Van Dyck served as a marketing consultant for several private and public companies. She served as chief operating officer for Reality Labs at Meta Platforms, Inc. from 2020 to 2022, having previously served as chief marketing officer for AR/VR from 2017 to 2020, and as vice president of consumer and brand marketing from 2012 to 2017. From 2011 to 2012, she was senior vice president and global chief marketing officer of Levi Strauss & Co. From 2007 to 2011, she was senior director, worldwide marketing and communications, of Apple Inc., and from 1994 to 2006, she held various positions at Wieden + Kennedy, Inc., including as global account director for Nike International, from 2002 to 2006. From 1992 to 1994, she held various positions at TBWA Worldwide Inc.
Ms. Van Dyck brings to the Board extensive knowledge of digital consumer brand marketing and management as well as international experience from her roles as a senior executive at large digital and consumer-focused companies and in the advertising industry.
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RELATED PERSON TRANSACTIONS

Policy on Transactions with Related Persons.  The Board of Directors recognizes that transactions with related persons may present actual or apparent conflicts of interest and has approved a policy governing the review and approval or ratification of these transactions.
Under this policy, any transaction (or series of transactions) in which the Company or any of its subsidiaries is a participant and a director, director nominee, executive officer or beneficial holder of more than 5% of any class of the Company’s voting securities, or any immediate family member of the foregoing (each, a “related person”) has a direct or indirect material interest, and where the amount involved exceeds $120,000, is subject to reasonable prior review and oversight by the Nominating & Governance Committee, or in the discretion of the Board, such other independent committee to which such matter has been delegated for review. If it is impractical or undesirable to defer consideration of the matter until a Board or committee meeting, the policy allows the Chair of the Nominating & Governance Committee (or, if he or she is not disinterested, by the Presiding Director) to review and approve the transaction, and report any such approval to the Nominating & Governance Committee at the next regularly scheduled meeting.
The policy provides that the Company or any of its subsidiaries may employ a related person in the ordinary course of business consistent with the Company’s policies and practices with respect to the employment of non-related persons in similar positions.
Under the policy, if the transaction involves a related person who is a director or an immediate family member of a director, that director may not participate in the deliberations or vote. In approving a transaction under this policy, the committee or director considering the matter must conduct a reasonable prior review of such transaction for potential conflicts of interest and will prohibit such a transaction if such committee or director determined it to be inconsistent with the interests of the Company and its stockholders. In addition, the committee or director must determine that the transaction is fair and reasonable to the Company.
A printable version of this policy is available on our website, as described on page 10.
Code of Ethics and Code of Conduct. Our Code of Ethics applicable to directors discourages directors from engaging in transactions that present a conflict of interest or the appearance of one. Our Code of Conduct applicable to employees, including executive officers and others who may be “related persons,” similarly discourages transactions where there is or could be an appearance of a conflict of interest. In addition, that policy requires specific approval of Company transactions in which employees have an interest. These provisions are intended to operate in addition to, and independently of, the policy on transactions with related persons described above.
Interests of Directors in Certain Transactions of the Company. In the ordinary course of our business, the Company and its subsidiaries from time to time engage in transactions with entities affiliated with our directors or their immediate family members. In 2025, these transactions included, among other things, the running of advertising in Company properties for products and services of such entities and the receipt of ordinary course services from such entities. All of these arrangements were conducted on an arm’s-length basis on customary terms, and the relevant non-employee director or such director’s immediate family member did not participate in these business relationships.
Certain Members of the Ochs-Sulzberger Family Employed by the Company During Our 2025 Fiscal Year. A.G. Sulzberger was employed as Chairman and Publisher of The New York Times during 2025. See “Compensation of Executive Officers” for a description of his compensation. David Perpich, who served as Vice Chair of the Board and publisher of The Athletic, was paid $1,579,373 in 2025 and received grants of time-based and performance-based equity awards under the 2025-2027 long-term incentive compensation program with a total fair value of $600,000. Samuel Dolnick, who was employed as Deputy Managing Editor for The New York Times, received compensation of $945,976 in 2025. Michael Greenspon, who was employed as Global Head of the Company’s Licensing and Print Innovation Group, received compensation of $624,136 in 2025. Abigail Perpich, who was employed as an Associate Editor for Audience and Programming, received compensation of $122,543 in 2025.
Mr. Dolnick, Mr. Greenspon, Ms. Perpich, Mr. Perpich and Mr. Sulzberger are all fifth-generation members of the Ochs-Sulzberger family.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

We believe strong corporate governance is a critical component of our corporate culture. Central to our governance is our dual-class capital structure that includes Class A stock, which is publicly traded, and Class B stock, which is controlled by the Ochs-Sulzberger Trust. The primary objective of this trust is to maintain the editorial independence and integrity of The New York Times and to perpetuate it “as an independent newspaper, entirely fearless, free of ulterior influence and unselfishly devoted to the public welfare.”
The Company’s unique dual-class structure, combined with the Ochs-Sulzberger Trust’s stated purpose to protect The Times’s editorial independence and integrity, has enabled the Company to remain focused on its long-term strategy, particularly during periods of significant change and uncertainty in our industry, when many news organizations have struggled. We believe this long-term focus has helped foster the original, independent and high-quality reporting and journalistic excellence that drives our “essential subscription” business strategy, is critical to the Company’s success and value creation for all stockholders, and helps to promote a more informed and just society.
The Board of Directors is responsible for overseeing the direction, affairs and management of the Company to ensure that they are aligned with the long-term interests of our stockholders. In exercising its oversight role, the Board recognizes its fiduciary duty to both Class A and Class B stockholders.
The Board has adopted Corporate Governance Principles that serve as a framework for the way in which the Board conducts its business and that are intended to promote the long-term interests of stockholders. A copy of the Corporate Governance Principles is available on our website, as described on page 10.
The Board’s leadership structure and key corporate governance policies and practices applicable to the Board are summarized below.
Board Leadership Structure
We believe that strong leadership is essential for the Board to effectively perform its oversight function. The Board is led by our Chairman, A.G. Sulzberger, who also serves as publisher of The New York Times. Rachel Glaser, an independent director, serves as our Presiding Director. David Perpich serves as Vice Chair, working with the Chairman and the Presiding Director on matters pertaining to the Board, in addition to serving as publisher of The Athletic.
The Chairman of the Board has historically been a member of the Ochs-Sulzberger family, and the Company has separate positions for the Chairman and Chief Executive Officer. The Board believes that this leadership structure serves the long-term interests of our stockholders.
In his role as Chairman, Mr. Sulzberger:
•presides over meetings of stockholders and directors;
•develops the agenda for Board meetings in consultation with the Chief Executive Officer and Presiding Director;
•with the Presiding Director, serves as a liaison between the Board and management;
•with the other Ochs-Sulzberger family directors, serves as a liaison between the family and the Board;
•facilitates communication among Board members between meetings; and
•makes himself available for consultation with stockholders and other interested bodies as a representative of the Board and the Company.
The Presiding Director, who is selected annually by the Board from the independent directors upon the recommendation of the Nominating & Governance Committee, generally provides leadership to, and fosters coordination among, our independent directors. Ms. Glaser currently serves as our Presiding Director.
As outlined in the Company’s Corporate Governance Principles, Ms. Glaser, in her role as Presiding Director:
•chairs all executive sessions of our non-employee and independent directors;
•serves as a liaison between our Chairman and our Chief Executive Officer, on the one hand, and our non-employee and independent directors, on the other;
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•consults with the Chairman and Chief Executive Officer in setting Board meeting agendas;
•consults with senior executives of the Company as to any concerns the executives might have;
•has the authority to call meetings of the non-employee and independent directors in his discretion; and
•makes herself available for direct consultation with major stockholders.
Among other things, as part of these responsibilities and to assist the Board in the fulfillment of its duties, Ms. Glaser has:
•regularly engaged with our Chairman and our Chief Executive Officer between Board meetings to discuss any matters of concern, often in consultation with other independent directors; and
•met with other members of senior management.
Our Corporate Governance Principles provide that no director shall serve more than five consecutive one-year terms as Presiding Director, unless the Board determines otherwise.
In his role as Vice Chair, Mr. Perpich:
•advises on Board agendas and materials;
•assists the Chairman in his role as a liaison between the Board and management, between the Board and the Ochs-Sulzberger family and among the individual directors; and
•presides as Vice Chair at director and stockholder meetings in the absence of the Chairman.

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The Board’s Role in Risk Oversight
Risk is an integral part of the Board’s deliberations throughout the year and the Board exercises its oversight responsibility both directly and through its committees. The Board’s risk oversight is enabled by management reporting processes, including a robust enterprise risk management program designed to identify, prioritize and assess a broad range of risks (e.g., strategic, operational, financial, human capital, legal and compliance, environmental and reputational) that may affect the Company’s ability to execute its corporate strategy and fulfill its business objectives, and to formulate plans to mitigate their effects. In particular, the Audit Committee reviews the Company’s policies with respect to risk assessment and risk management, and the Board and Audit Committee annually review an assessment prepared by management of the critical risks facing the Company, their relative magnitude and management’s actions to mitigate them.
The Board and Audit Committee also actively oversee risks related to information security, including cybersecurity risks. Under the oversight of the Board and the Audit Committee, the Company has developed and maintains an information security program that includes technical, administrative and physical measures designed to safeguard our information and information systems, and cybersecurity risk management is integrated into the Company’s broader risk management framework. Our information security program includes response procedures to be followed in the event of a cybersecurity incident, including internal notifications to management, the Audit Committee and the Board, as appropriate. In addition, members of management, including the Company’s Chief Information Security Officer, provide the Audit Committee with updates at least twice a year on cybersecurity and information technology matters, and the Audit Committee and management also provide updates to the Board.
While the full Board has overall responsibility for risk oversight, it has delegated oversight responsibilities related to certain risks to specific committees. Each of these committees is composed entirely of independent directors (other than the Finance Committee) and reports regularly to the full Board. The following summarizes the significant risk oversight responsibilities of each committee:

Audit Committee	Compensation Committee	Nominating & Governance Committee	Finance Committee
•Oversees risks related to financial, legal and compliance, cybersecurity and information technology, data privacy and environmental-related risks.

•Reviews at least annually and discusses with management the policies and process for assessing and managing risk exposures.

•Considers at least annually whether risks arising from the Company’s compensation plans, policies and programs are reasonably likely to have a material adverse effect on the Company, including whether the Company’s incentive compensation plans, policies and programs encourage excessive or inappropriate risk taking.

		•Reviews risks related to the Company’s corporate governance structure, policies and practices.	•Reviews risks related to the Company’s significant financial policies and practices.
Governance, Environmental and Social Oversight
We believe strong governance practices, a healthy and sustainable environment and a focus on human capital management are each critically important to the long-term success of our business and our stakeholders.
We have a highly engaged Board that has ultimate responsibility for overseeing these practices, policies and initiatives, and that receives regular updates from members of management who have the day-to-day responsibility for these matters. This oversight is handled at the Board level or by the standing committees, each of which reports regularly to the Board. The following summarizes oversight responsibilities in each category:
•The Nominating & Governance Committee oversees corporate governance matters and developments, including advising on Board structure and composition and key policies, as well as making recommendations to the Board regarding Board succession planning.
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•The Board and the Audit Committee periodically review and discuss environmental and climate-related matters with management. Among other things, the Board approved a goal to achieve carbon neutrality (Scopes 1 and 2) across the Company’s operations by year-end 2030, and oversees the Company’s sustainability practices, which are designed to align with our long-term strategy. The Company conducts an annual greenhouse gas (GHG) inventory and began voluntarily reporting emissions data (Scopes 1 and 2) in 2023. As part of its oversight of the Company’s enterprise risk management program, the Audit Committee also reviews environmental-related risks impacting the Company.
•As described below in “—The Board’s Role in Human Capital Management,” the Board reviews and discusses with management a wide range of matters, including succession planning, talent development and workplace culture. In addition, the Compensation Committee oversees matters related to the Company’s human capital management.
The Board’s Role in Human Capital Management
Attracting, developing, retaining and maximizing the contributions of the talented employees who make up our workplace are vital to the continued success of our business and central to our long-term strategy. The Board plays a critical role in supporting these efforts.
Among other things, the Board reviews and discusses with management a wide range of human capital management matters, including succession planning, talent development and workplace culture. In addition, the Compensation Committee oversees matters related to the Company’s human capital management, including with respect to compensation structure; pay equity; and diversity, equity and inclusion.
Recognizing the critical importance of executive leadership to the success of the Company, the Board works with senior management to ensure that effective plans are in place for both short-term and long-term executive succession at the Company. On an annual basis, management reviews with the Board the Company’s leadership pipeline and succession plans for key senior leadership roles. In addition, in consultation with all non-employee directors, the Compensation Committee annually evaluates the performance of the Chairman and Publisher and the President and Chief Executive Officer.
Annual Director Election and Nominee Rotation
All directors stand for election annually. Voting is not cumulative. Under our Certificate of Incorporation, 30% (or the nearest larger whole number) of the directors are elected by the holders of the Company’s Class A stock and the remaining directors are elected by the holders of the Company’s Class B stock. Under the New York Business Corporation Law and our Corporate Governance Principles, once elected, our directors have no ongoing status as “Class A” or “Class B” directors and serve as one Board with the same fiduciary duties and responsibilities to all stockholders.
Directors are elected by a plurality of votes cast. However, if, in an uncontested election, a nominee is elected to the Board but fails to receive a majority of the votes cast, our Corporate Governance Principles provide that such nominee must agree to resign upon the request of the Board. In determining whether to require the director to resign, the Board, with such person not participating, will consider all relevant facts and circumstances. The Board must make a decision as to whether to request such resignation within 60 days of the certification of the stockholder vote and disclose its decision within 65 days.
The Company has a policy that provides for annual rotation of the independent director nominees for election to the Board by holders of the publicly traded Class A stock. Under this policy, which is outlined in our Corporate Governance Principles, it is intended that each of the Company’s independent directors be nominated for election by the Class A stockholders at least once every three years and that the annual slate of Class A nominees always includes at least one member of each of the Audit, Compensation and Nominating & Governance Committees. This policy reinforces the principle that, once elected, our directors have no ongoing status as “Class A” or “Class B” directors. All directors owe fiduciary duties and responsibilities to all of our stockholders.
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Board Composition
We believe that the combination of backgrounds, skills and experiences represented by the members of our Board enables the Board and its committees to continue to provide sound judgment and leadership in the context of an evolving business environment and the Company’s long-term strategy, and to function effectively as a group.
Our Board is composed of a diverse group of 13 individuals. Nine of our 13 currently serving directors (69%), including three of four Committee Chairs, are female, L.G.B.T.Q. or from a racially/ethnically underrepresented group. Our Board is also composed of directors with a mix of tenure, with longer-serving directors providing important experience and institutional knowledge, and newer directors providing fresh perspective to deliberations. Of the eight independent director nominees, three have joined the Board in the last five years. In addition, of the five non-independent director nominees, one has joined the Board in the last five years. The average tenure of our 13 director nominees is 6.7 years.
The Nominating & Governance Committee regularly assesses our directors’ mix of skills, experience, tenure and diversity in light of the Company’s long-term strategy and advises the Board of its determinations with respect to Board composition, short- and long-term director refreshment and succession planning. As needed, the Committee identifies and evaluates potential director nominees, taking into consideration the overall needs, composition and size of the Board, as well as the criteria described more fully on page 35 under “Nominating & Governance Committee.”
Board Refreshment
The Board and committee evaluation process has also informed Board and committee composition, succession planning and refreshment. Of the eight independent director nominees, three (Mr. Bronstein, Ms. Brooke and Ms. Subramanian) have joined the Board in the last five years. This refreshment demonstrates the Board’s focus on ensuring that the members of the Board bring the necessary attributes and areas of expertise to contribute to discussions regarding the Company’s long-term strategy and to oversee the risks that the Company is facing and as they evolve.
Under the Board’s director retirement policy, which is set forth in our Corporate Governance Principles, a non-employee director may not stand for re-election following the earlier of (a) his or her 75th birthday or (b) 20 years of service on the Board, unless the Board determines otherwise.
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Director Orientation and Ongoing Education
The Company has a comprehensive orientation program for all new non-employee directors with respect to their role as directors and as members of the particular Board committees on which they will serve. It includes meetings with members of business and newsroom senior leadership and extensive written materials to familiarize new directors with the Company’s structure, operations, financial performance, strategic plans, executive compensation program and corporate governance policies and practices, as well as the key responsibilities of the Board committees to which new directors have been appointed. New non-employee directors are also partnered with a more senior director to provide mentorship during the onboarding process. Meetings with key advisors are provided for incoming Audit, Finance and Compensation Committee members. Additional orientation is also provided when a director assumes a leadership role, such as becoming a Committee Chair.
From time to time, the Company provides directors with educational materials and presentations from Company and/or third-party experts on subjects that enable directors to enhance their skills and knowledge to better perform their duties and to recognize and deal appropriately with issues that arise. The Company pays reasonable expenses for any director to attend a director continuing education program. In addition, members of the Board are regularly invited to attend Times events, which provide the directors an opportunity to engage with senior leaders and staff and to deepen their understanding of The Times, as well as the Company’s business, strategy and corporate culture.
Board and Committee Evaluations
Our Board has an annual Board and committee evaluation process to examine and discuss whether the Board and its committees are functioning effectively as groups and with senior management of the Company, and to identify any areas for improvement. Under this process, each director completes a written Board/committee assessment and then participates in a one-on-one interview with the Presiding Director. The results of the evaluation are then discussed with the Board and respective committee.
The Nominating & Governance Committee annually reviews the format of the evaluation process. In recent years, the evaluation process has led to a broader scope of topics covered in Board meetings, as well as refinements to various Board processes and materials. The process has also informed decisions about Board composition, including criteria for director candidate skills and qualifications.
Independence of Directors
The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors, as well as independent audit, compensation and nominating/corporate governance committees. Other than with respect to the audit committee, exemptions to these requirements are available to companies of which more than 50% of the voting power for the election of directors is held by a single entity (a “controlled company”). Because of the Ochs-Sulzberger Trust’s holdings of Class B stock, the Company qualifies as a controlled company and is exempt from these NYSE requirements. However, as a matter of good corporate governance, the Board has determined not to take advantage of these exemptions and, for many years, has been composed of a majority of independent directors and fully independent Compensation and Nominating & Governance Committees.
In making independence determinations, the Board adheres to the specific tests for independence included in the NYSE rules. In addition, to assist in its independence assessment, the Board has adopted guidelines with respect to “material relationships.” Under these guidelines, the Board has determined that the following relationships—provided they are not required to be disclosed in the Company’s public filings by SEC rules—are categorically immaterial to a determination of independence:
•if the director does business with the Company, or is affiliated with an entity with which the Company does business, so long as payments by or to the Company do not exceed the greater of $1 million or, in the case of an affiliated entity, 2% of the annual revenues of such entity; or
•if the director serves as an officer or director of a charitable organization to which the Company or The New York Times Communities Fund makes a donation, so long as the aggregate annual donations do not exceed the greater of $1 million or 2% of that organization’s annual charitable receipts.
In conducting its annual director independence determination, the Board considers all of the relevant facts and circumstances, including certain transactions, relationships and arrangements with entities affiliated with our directors or their immediate family members. In 2025, these included, among other things, the running of advertising
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in Company properties for the products and services of such entities and the receipt of ordinary course services from such entities. All of these arrangements were conducted on an arm’s-length basis and in each case resulted in payments within the permitted amounts described above. See “Related Person Transactions—Interests of Directors in Certain Transactions of the Company.”
Based on the foregoing, the Board affirmatively determined that each of Mr. Bhutani, Mr. Bronstein, Ms. Brooke, Ms. Glaser, Mr. McAndrews, Mr. Rogers, Ms. Subramanian and Ms. Van Dyck has no direct or indirect material relationships with the Company, and each is independent pursuant to applicable NYSE rules. The remaining directors are not considered independent. Mr. Sulzberger and Ms. Kopit Levien are executive officers of the Company and Mr. Perpich is an employee of the Company. Mr. Golden and Ms. Golden (along with Mr. Sulzberger and Mr. Perpich) are members of the Ochs-Sulzberger family and, accordingly, are not considered independent.
Executive Sessions of Non-Employee Directors
The NYSE rules require that, at the listed company’s option, either non-employee directors or independent directors of such company meet periodically in executive sessions without management participation. The Company’s non-employee directors meet separately at the end of each regular meeting of the Board. Additionally, at least once a year, the independent directors meet in executive session. Mr. Golden and Ms. Golden are non-employee directors who, as members of the Ochs-Sulzberger family, are not considered independent. As noted above, all executive sessions of independent and non-employee directors are led by our Presiding Director.
Board Committees and Audit Committee Financial Experts
The Board has four standing committees: Audit, Compensation, Finance and Nominating & Governance.
In accordance with applicable NYSE requirements, the Board has determined that all members of the Audit, Compensation and Nominating & Governance Committees are independent and satisfy the relevant independence standards of the Company, the SEC (in the case of the Audit Committee) and the NYSE. See “Board Committees” for committee descriptions and membership.
The Company must disclose annually whether our Audit Committee has one or more “audit committee financial experts,” as defined by the SEC. The Board has determined that Mss. Brooke, Glaser and Subramanian each qualify as an “audit committee financial expert” as defined by the SEC and satisfy the “financial management expertise” standard of the NYSE. In addition, the Board has determined that every member of the Audit Committee meets the “financial literacy” standard of the NYSE.
Stockholder Engagement
The Company engages in regular outreach to representatives of significant holders of our Class A stock to solicit their feedback on a range of matters. As part of our ongoing investor relations activities, Company management actively engages year-round with the portfolio management teams at existing and potential stockholders. In addition to these conversations, management conducts outreach each spring ahead of our Annual Meeting to representatives of significant Class A stockholders seeking feedback on corporate governance, executive compensation and other matters.
We receive valuable feedback from stockholders through these engagements, which is shared with the Board of Directors. Among other things, the Board and Compensation Committee consider the views of significant Class A stockholders in designing executive compensation.
Director and Executive Stock Ownership Guidelines
To encourage alignment of the interests of our directors and stockholders, all non-employee directors are expected to own stock in the Company equal in value to at least four times the annual Board cash retainer as set from time to time by the Board. Each non-employee director is expected to accumulate this stock over an approximately five-year period. The Nominating & Governance Committee reviews non-employee directors’ compliance annually. All of our directors are in compliance with these guidelines.
In addition, our executive officers are subject to minimum stock ownership guidelines that require the Chairman and the Chief Executive Officer to own shares of Class A stock equal in value to five times their annual base salary, and all other executive officers to own shares of Class A stock equal in value to two times their annual base salary. The Compensation Committee reviews executive officers’ compliance annually. All of our executive officers are in compliance with these guidelines.
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The Company maintains an Insider Trading Policy that governs purchases, sales and other dispositions of our securities by our directors, executive officers and other employees. Under our Insider Trading Policy, directors, executive officers and other employees generally may not engage in short-term, speculative trading in Company stock, such as entering into short sales, buying, selling or writing puts or calls, or engaging in hedging or other derivative transactions; hold Company stock in a margin account; or pledge Company stock as collateral for a loan.
The Company believes its Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable NYSE listing standards. Our Insider Trading Policy is filed with the SEC as an exhibit to our Annual Report on Form 10-K.
Clawback Policy
The Company maintains a compensation recoupment, or “clawback,” policy for cash and equity incentive awards paid to executive officers providing for the recovery of applicable incentive-based compensation from current and former executive officers of the Company in the event the Company is required to restate its financial results due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws as required by the Dodd-Frank Act and corresponding NYSE listing standards. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement. Our Compensation Recoupment Policy is filed with the SEC as an exhibit to our Annual Report on Form 10-K.
Codes of Ethics and Employee Hotline
The Company maintains a Code of Conduct applicable to all employees; a code of ethics that applies to the Chairman, Chief Executive Officer and senior financial officers; and a code of ethics for directors. A printable version of each of these documents is available on our website, as described on page 10.
The Company maintains an employee hotline and online reporting tool to allow employees to lodge complaints, confidentially and anonymously, about any accounting, internal control or auditing matter; any potential securities law violation; or any human resources issue.
Independent Compensation Consultant
The Compensation Committee has directly engaged an independent compensation consultant, Exequity LLP (“Exequity”). In preparation for the Committee’s decision-making regarding 2025 executive compensation, Exequity reported on its review of target total compensation for executive officers in relation to a peer group of companies operating in the journalism, media and digital industries, and survey data where applicable. More generally, an Exequity representative regularly attended Compensation Committee meetings and provided general advice on executive and director compensation trends and programs. During the Company’s 2025 fiscal year, Exequity did not provide any services to the Company other than those relating to its role as compensation adviser to the Committee. See “Compensation Committee—Compensation Committee Procedures.”
Communications With Directors
Stockholders may communicate with the Board of Directors by mail, care of the Corporate Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018, or by email at nytsecretary@nytimes.com. Stockholders and other interested parties may also express their concerns to the Company’s non-employee directors or the independent directors by contacting the Presiding Director by mail, care of the Corporate Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018, or by email at nytsecretary@nytimes.com.
All such correspondence is handled in accordance with our procedures regarding communications by security holders and other interested parties to the Board of Directors, available on our website, as described on page 10. Such correspondence will be relayed to the appropriate director or directors, unless the Corporate Secretary determines it is primarily commercial in nature, is related to an improper or irrelevant topic or requests general information about the Company.

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BOARD MEETINGS AND ATTENDANCE

Total Board Meetings in 2025:  5
Total Committee Meetings in 2025:  19
2025 Board and Committee Meeting Attendance:  All directors attended 75% or more of the total meetings of the Board and of the committees on which they served.
Annual Meeting Attendance: All directors are generally expected to attend the Company’s annual meeting of stockholders. All directors attended the Company’s 2025 Annual Meeting.
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BOARD COMMITTEES

The Board has four standing committees: Audit, Compensation, Finance and Nominating & Governance.
The following chart sets out the membership and summarizes the principal functions of each standing committee under its charter.

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2025
Audit Rachel Glaser, Chair Amanpal S. Bhutani Beth Brooke Anuradha B. Subramanian
•Engages the Company’s independent auditors, subject to ratification by the stockholders, and receives periodic reports from the auditors and management regarding the auditors’ independence and other matters. Recommends appropriate action to ensure the auditors’ independence.
•Reviews with management and the independent auditors the Company’s quarterly and annual financial statements and other financial disclosures, the adequacy of internal controls and disclosure controls and procedures and major issues regarding accounting principles and practices, including any changes resulting from amendments to the rules of any authoritative body affecting the Company’s financial disclosure.
•Meets regularly with the Company’s senior internal audit executive, representatives of management and the independent auditors in separate executive sessions.
•Reviews and approves the scope of the audit at the outset and reviews the performance of the independent auditors and any audit problems or difficulties encountered.
•Reviews the Company’s risk assessment and risk management policies, including with respect to financial, legal and compliance; cybersecurity and information technology; data privacy and environmental-related risks, and the steps the Company has taken to prevent, detect, monitor and control such exposures.
•Reviews the scope of the annual audit plan of the Company’s internal audit department, its progress and results. Reviews the responsibility, organization, resources, competence and performance of the Company’s internal audit department.
•Prepares the report to stockholders included in the annual Proxy Statement.
6
Nominating & Governance Rebecca Van Dyck, Chair Manuel Bronstein Brian P. McAndrews John W. Rogers, Jr.
•Recommends director nominees for election to the Board.
•Makes recommendations to the Board regarding the structure and composition of the Board Committees, including size and qualifications for membership, director independence and the designation of a presiding director.
•Advises the Board on appropriate compensation for non-employee directors. Assesses periodically the Company’s director stock ownership guidelines and the directors’ ownership relative to such guidelines, and makes recommendations as appropriate.
•Advises the Board on corporate governance matters.
•Reviews and approves or ratifies transactions with related persons if required in accordance with the Company’s policy.
•Oversees the annual evaluation of the Board and its Committees.
•Has sole authority to engage a search firm to identify director candidates.
4
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Name of Committee and Members	Principal Functions of the Committee	Meetings in 2025
Compensation Brian P. McAndrews, Chair Beth Brooke Rachel Glaser Rebecca Van Dyck
•In consultation with all non-employee directors, evaluates the performance of the Chairman and Publisher and the President and Chief Executive Officer, and together with the other independent directors, approves their compensation arrangements.
•Approves compensation arrangements for the Company’s other executive officers, including base salaries, salary increases, participation in incentive compensation plans and equity awards.
•Reviews and approves and, when appropriate, recommends to the Board for approval, incentive compensation plans for all executive officers and broad-based equity-based plans, subject to stockholder approval if required.
•Advises the Board on the reasonableness and appropriateness of executive compensation plans and levels generally, including whether these effectively serve the interests of the Company and its stockholders by creating appropriate incentives for high levels of individual and Company performance.
•Oversees human capital management matters, including with respect to compensation structure; pay equity; and diversity, equity and inclusion.
•Considers at least annually whether risks arising from the Company’s compensation plans, policies and programs are reasonably likely to have a material adverse effect on the Company, including whether the Company’s incentive compensation plans encourage excessive or inappropriate risk taking.
•Establishes and oversees stock ownership guidelines and policies with respect to the recoupment, or “clawback,” of excess compensation for executive officers.
•Has sole authority to engage an executive compensation consultant.
•Reviews and approves the Compensation Discussion and Analysis, considers the results of the most recent stockholder advisory vote on executive compensation and prepares the report to stockholders included in the annual Proxy Statement.
5
Finance John W. Rogers, Jr., Chair Amanpal S. Bhutani Arthur Golden Anuradha B. Subramanian
•Reviews, and makes recommendations to the Board regarding, the Company’s material financial policies, practices and matters, including, without limitation, its dividend policy, investment of cash, stock repurchases and issuances, short- and long-term financings, foreign currency, hedging and derivative transactions, material acquisitions and dispositions, capital expenditures and long-term commitments.
•Has such responsibilities for the management and investment of the Company’s employee benefit plan assets as may be delegated to it by the Board from time to time, and carries out such responsibilities in part by establishing and delegating responsibilities and authority to a Pension Investment Committee.
4
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NOMINATING & GOVERNANCE COMMITTEE

Our Nominating & Governance Committee consists of four non-employee directors: Rebecca Van Dyck, Chair; Manuel Bronstein; Brian P. McAndrews; and John W. Rogers, Jr. Our Board has determined that each Committee member is “independent” under the corporate governance listing standards of the NYSE.
The Committee operates under a written charter adopted by the Board of Directors. The principal functions of the Committee include making recommendations to the Board regarding the composition of the Board and its Committees, including size and qualifications for membership, and the designation of a presiding director; recommending nominees to the Board for election; advising the Board on corporate governance matters; and overseeing the evaluation of the Board. The chart set forth in “Board Committees,” beginning on page 33, describes the principal functions of the Committee under its charter. A printable version of the charter is available on our website, as described on page 10.
The Committee assesses the Board’s composition each year and, as needed, identifies and evaluates potential director nominees. The Committee considers recommendations of stockholders, management and others. The Committee has sole authority to retain and terminate any search firm used to identify director candidates, including approving its fees and other retention terms. In this regard, from time to time, the Committee has retained a global executive recruiting firm, whose function is to bring specific director candidates to the attention of the Committee.
Consistent with the Company’s Corporate Governance Principles, the Committee considers various criteria in Board candidates, including, among others, independence, character, judgment and business experience, as well as their appreciation of the Company’s mission and values, and whether they have time available to devote to Board responsibilities.
Although the Committee does not have a formal policy with regard to the consideration of diversity in identifying Board candidates, it also considers, as one factor among many, the diversity of Board candidates, which may include diversity of skills and experience, as well as race/ethnicity, gender identity, sexual orientation, age and geographic diversity.
The Committee also considers whether a potential nominee would satisfy:
•the NYSE’s criteria of director “independence;”
•the NYSE’s “financial literacy” and “financial management expertise” standards; and
•the SEC’s definition of “audit committee financial expert.”
Director candidates are evaluated in light of the then-existing composition of the Board, including its overall size and structure, the backgrounds and areas of expertise of existing directors and the relative mix of independent and management directors. The Committee also considers the specific needs of the various Board committees. The Committee recommends potential director nominees to the Board, and final approval of a candidate is determined by the Board.
Each individual who is standing for election to the Board at the 2026 Annual Meeting is currently a director and was elected by stockholders at the 2025 Annual Meeting.
As discussed elsewhere in this Proxy Statement, the Ochs-Sulzberger Trust, as holder of a majority of our Class B stock, has the right to elect 70% of our Board. The Committee considers, among other potential nominees, recommendations of the Trustees of the Ochs-Sulzberger Trust for nominees to be elected by the holders of the Class B stock.
As reflected above, the Committee will consider director candidates recommended by stockholders. Stockholders wishing to recommend director candidates for consideration by the Committee may do so by writing to the Corporate Secretary, The New York Times Company, 620 Eighth Avenue, New York, NY 10018, and providing the recommended nominee’s name, biographical data and qualifications, accompanied by the written consent of the recommended nominee. The evaluation process for director nominees who are recommended by our stockholders is the same as for any nominee.

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COMPENSATION COMMITTEE

Compensation Committee Procedures
Our Board of Directors has established a Compensation Committee and charged it with the responsibility to review and either act on behalf of the Board or make recommendations to the Board concerning executive compensation and employee benefits. The Compensation Committee consists of four non-employee directors: Brian P. McAndrews, Chair; Beth Brooke; Rachel Glaser; and Rebecca Van Dyck. Our Board has determined that each Committee member is “independent” under the corporate governance listing standards of the NYSE.
The Committee operates under a written charter adopted by the Board of Directors. A printable version of the charter is available on our website, as described on page 10. The chart set forth in “Board Committees,” beginning on page 33, describes the principal functions of the Committee under its charter.
Under its charter, the Committee has sole authority to retain and terminate a consulting firm to assist in its evaluation of executive compensation. In accordance with this authority, in preparation for its decision-making regarding 2025 compensation, the Committee directly engaged an independent compensation consultant, Exequity. Exequity reported on its review of target total compensation for executive officers in relation to peer group practices and survey data where applicable. Exequity also provided general advice on executive and director compensation trends and programs. In the course of advising the Committee, Exequity occasionally is asked to provide guidance and support to management in connection with matters that are reviewed by the Committee. These matters may pertain to, among other things, competitive analysis, program design recommendations, technical support and cost modeling.
During the Company’s 2025 fiscal year, Exequity did not provide any services to the Company other than those relating to its role as compensation adviser to the Committee. After considering the factors required by NYSE rules, the Committee is satisfied that Exequity is independent.
The Committee generally consults with management regarding executive compensation matters, and our Chief Executive Officer makes compensation recommendations for the executive officers who report to her. The Company’s human resources, legal, controller and treasury departments support the Committee in its work.
Throughout the year, the Committee meets to discuss the Company’s executive compensation and benefits programs and related matters. Each year, the Committee generally takes the following actions:
•together with the other independent directors of the Board, approves the compensation of the Chairman and Publisher and the President and Chief Executive Officer, including setting salaries and approving annual and long-term incentive potentials;
•approves compensation for the other executive officers;
•sets financial targets for annual incentive and long-term performance awards;
•approves awards of equity-based compensation for eligible employees; and
•determines the achievement of performance goals for the recently completed annual and long-term performance periods and approves the payment of those awards.
The Committee has delegated the authority to make equity grants in limited circumstances, such as to newly hired or recently promoted employees, to a three-member management committee authorized to grant a limited number of equity awards under specified parameters.
The Committee has reviewed and discussed with Company management the section of this Proxy Statement titled “Compensation of Executive Officers—Compensation Discussion and Analysis,” and its report to stockholders stating that it has recommended the inclusion of such discussion and analysis appears below under “Compensation of Executive Officers” on page 43.
Compensation Committee Interlocks and Insider Participation
No member of the Committee is now, or was during 2025 or any time prior thereto, an officer or employee of the Company. No member of the Committee had any relationship with the Company during 2025 pursuant to which disclosure would be required under applicable SEC rules about the disclosure of transactions with related persons. None of our executive officers currently serves or ever has served as a member of the board of directors, the
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compensation committee, or any similar body of any entity one of whose executive officers serves or served on our Board or the Committee.

AUDIT COMMITTEE REPORT

To the Stockholders of The New York Times Company:
The Audit Committee consists of four non-employee directors: Rachel Glaser, Chair; Amanpal S. Bhutani; Beth Brooke; and Anuradha B. Subramanian. The Board of Directors has determined that:
•each Committee member is “independent” under the listing standards of the NYSE and is “financially literate” as defined by the NYSE;
•Mss. Glaser, Brooke and Subramanian satisfy the “financial management expertise” standard, as required by the NYSE; and
•Mss. Glaser, Brooke and Subramanian are “audit committee financial experts” as defined by the SEC.
The Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Committee. A printable version of the charter is available on our website, as described on page 10. The chart set forth in “Board Committees,” beginning on page 33, describes the principal functions of the Committee under its charter.
Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, is responsible for performing an independent integrated audit of (i) the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), and (ii) the Company’s internal control over financial reporting, and for issuing its reports thereon.
The Committee is responsible for assisting the Board in monitoring (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company’s independent registered public accounting firm; (iv) the performance of the Company’s internal audit function and independent registered public accounting firm; and (v) the Company’s systems of disclosure controls and procedures and internal control over financial reporting.
In addition, the Committee’s charter requires that the Committee review the Company’s policies and processes by which management assesses and manages the Company’s risk exposures. As part of its responsibilities for oversight of the Company’s enterprise risk management program, the Committee annually reviews and discusses an assessment prepared by management of the critical risks facing the Company, their relative magnitude and management’s actions to prevent, detect, monitor and mitigate them.
The Committee has also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters or potential securities law violations, and the confidential and anonymous submission by Company employees of concerns regarding such matters.
The Committee is responsible for the appointment, compensation and oversight of Ernst & Young. As part of its oversight function, the Committee has adopted certain policies to ensure that Ernst & Young’s provision of services does not impair the firm’s independence. Each year, the Committee considers whether to reappoint Ernst & Young, subject to stockholder ratification, to serve as the Company’s independent registered public accounting firm. As part of this process, the Committee considers, among other things, the continued independence of Ernst & Young, the depth of the firm’s and audit team’s experience, and the quality and efficiency of the services provided by Ernst & Young.
During 2025, the Committee met six times and held separate discussions with management, the Company’s internal auditors and Ernst & Young. The full Committee reviews with management and Ernst & Young the earnings announcements and quarterly financial statements for each of the first three quarters. The Committee’s Chair, as the representative of the Committee, discusses the Company’s fourth-quarter and full-year earnings announcement with the Company’s Chief Financial Officer, its Chief Accounting Officer and Ernst & Young prior to public release; other
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members of the Committee also generally participate in this discussion. In addition, the Committee reviews with management and Ernst & Young the Company’s annual financial statements. The Committee also reviews and discusses the Company’s compliance with the requirements of the Sarbanes-Oxley Act with respect to internal control over financial reporting.
Management has represented to the Committee that the Company’s 2025 annual consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee reviewed and discussed with management, the Company’s internal auditors and Ernst & Young the Company’s 2025 annual consolidated financial statements and Ernst & Young’s audit report thereon, and Ernst & Young’s audit report on the effectiveness of the Company’s internal control over financial reporting. In addition, the Committee reviewed and discussed with management the annual report of management on the Company’s internal control over financial reporting.
The Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standard No. 1301 (formerly No. 16), Communication with Audit Committees, as adopted by the PCAOB, including, among other items, matters related to the conduct of the audit of the Company’s 2025 annual consolidated financial statements.
In addition, the Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the PCAOB regarding Ernst & Young’s communications with the Committee concerning independence, and has discussed with Ernst & Young their firm’s independence from the Company and management.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
The Committee also has recommended, subject to stockholder ratification, the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
Rachel Glaser, Chair
Amanpal S. Bhutani
Beth Brooke
Anuradha B. Subramanian

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PROPOSAL NUMBER 2—SELECTION OF AUDITORS

The Audit Committee has selected the firm of Ernst & Young LLP, an independent registered public accounting firm, as our auditors for the fiscal year ending December 31, 2026, subject to ratification of such selection by the Class A and Class B stockholders voting together as one class.
Ernst & Young has informed us that the firm has no direct financial interest nor any material indirect financial interest in us or any of our affiliated companies. Ernst & Young has not had any connection during the past three years with us or any of our affiliated companies in the capacity of promoter, underwriter, voting trustee, director, officer or employee.
A representative of Ernst & Young will be present at the virtual Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.
Recommendation and Vote Required
The Audit Committee of the Board of Directors recommends a vote FOR the following resolution, which will be presented at the Annual Meeting:
RESOLVED, that the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, an independent registered public accounting firm, as auditors of The New York Times Company for the fiscal year ending December 31, 2026, is hereby ratified, confirmed and approved.
The affirmative vote of a majority of the shares of Class A stock and Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, voting together as a single class, is required pursuant to the Company’s By-laws for approval of this resolution. As a result, abstentions will have the same effect as a vote against the proposal.
Audit Committee’s Pre-Approval Policies and Procedures
Our Audit Committee Charter requires the Audit Committee to pre-approve the rendering by our independent registered public accounting firm of all auditing services, internal control-related services and permitted non-audit services. The Chair of the Audit Committee may pre-approve the rendering of such services (other than internal control-related services) on behalf of the Committee, provided the matter is then presented to the full Committee at its next scheduled meeting.
Audit and Other Fees
The following table presents the aggregate fees incurred for audit and other services rendered by Ernst & Young during fiscal years 2025 and 2024, all of which services were approved by the Audit Committee.

Service Type	Fiscal 2025	Fiscal 2024
Audit Fees	$2,760,525	$3,092,725
Audit-Related Fees	—	—
Tax Fees	451,542	440,000
All Other Fees	80,000	90,000
Total Fees Billed	$3,292,067	$3,622,725
Audit Fees ($2,760,525; $3,092,725). This category includes the aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements (which includes transactions or events during the year), the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents related to documents filed with the SEC and services normally provided by the independent auditor in connection with statutory and regulatory filings. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting.
Audit-Related Fees. No audit-related fees were paid in 2025 or 2024.
Tax Fees ($451,542; $440,000). This category includes the aggregate fees billed by Ernst & Young for services in connection with tax advice and planning, tax returns, claims for refunds and tax payment planning.
All Other Fees ($80,000; $90,000). Other fees in 2025 and 2024 were related to permitted consulting services.
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DIRECTORS’ COMPENSATION

2025 Compensation of Non-Employee Directors
Our goal in setting compensation for our non-employee directors is to remain competitive in attracting and retaining high-quality directors. Compensation for our non-employee directors for 2025 had the following components: cash compensation, consisting of annual retainers for non-employee Board members, Committee Chairs, Committee members and the Presiding Director; and equity compensation in the form of restricted stock units for all non-employee Board members.
Each year, management reports to the Nominating & Governance Committee on non-employee director compensation and makes recommendations with respect to the amount and form of compensation for non-employee directors. The Nominating & Governance Committee and the Board believe that our non-employee director compensation program is appropriately aligned with long-term stockholder interests because directors are subject to stock ownership guidelines (at least four times the annual Board cash retainer), and the shares of Class A stock payable in respect of vested restricted stock units are not delivered until a director leaves the Board. Non-employee directors have five years from their appointment to meet their stock ownership requirement and all of our non-employee directors have met their requirement or are on track to do so within the five-year period.
Cash Compensation. In 2025, we paid an annual cash retainer (in quarterly installments) to non-employee Board members, Committee Chairs, Committee members and the Presiding Director as follows:
•Annual cash Board retainer of $70,000;
•Annual cash Committee Chair retainer of $10,000;
•Annual cash Committee retainers in the following amounts:
— Audit—$20,000
— Compensation—$10,000
— Finance—$10,000
— Nominating & Governance—$6,000; and
•Annual cash Presiding Director retainer of $30,000.
Restricted Stock Units. On the date of the 2025 Annual Meeting, the Company granted 3,589 restricted stock units for Class A stock (with a grant date fair value of $185,000) to each non-employee director. These restricted stock units will vest on the date of the 2026 Annual Meeting (assuming continued service on the Board of Directors until that date), and the underlying shares of Class A stock will be distributed to each non-employee director within 90 days following his or her cessation of service from the Board. Each non-employee director’s account is credited with additional restricted stock units with a value equal to the amount of all dividends paid on the Company’s Class A stock.
Expenses. We reimburse reasonable expenses incurred for attendance at Board and Committee meetings and director orientation or other relevant educational programs.

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Non-Employee Director Compensation Table
The total 2025 compensation of our non-employee directors is shown in the following table.

Name (a)	Fees Earned or Paid in Cash[1] ($) (b)	Stock Awards[2,3] ($) (c)	Option Awards ($) (d)	All Other Compensation ($) (g)	Total ($) (h)
Amanpal S. Bhutani	100,000	185,000	—	—	285,000
Manuel Bronstein	76,000	185,000	—	—	261,000
Beth Brooke	100,000	185,000	—	—	285,000
Rachel Glaser	130,027	185,000	—	—	315,027
Arthur Golden	80,000	185,000	—	—	265,000
Margot Golden	70,000	185,000	—	—	255,000
Brian P. McAndrews	105,973	185,000	—	—	290,973
John W. Rogers, Jr.	96,000	185,000	—	—	281,000
Anuradha B. Subramanian	100,000	185,000	—	—	285,000
Rebecca Van Dyck	96,000	185,000	—	—	281,000
1.Includes a Presiding Director retainer for each of Ms. Glaser and Mr. McAndrews and a Committee Chair retainer for each of Ms. Glaser, Mr. McAndrews, Mr. Rogers and Ms. Van Dyck. The cash retainers for Ms. Glaser and Mr. McAndrews were prorated for partial year service, as applicable.
2.Included in the “Stock Awards” column is the aggregate grant date fair value of the discretionary grant of restricted stock units made to each non-employee director on April 30, 2025, under the 2020 Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). The grant date fair value of such awards is approximately $185,000.
3.The following table shows the aggregate unvested restricted stock units and phantom stock units outstanding at December 31, 2025, for each non-employee director:

Name	Aggregate Unvested Restricted Stock Units Outstanding at December 31, 2025 (#)[a]	Aggregate Phantom Stock Units Outstanding at December 31, 2025 (#)[b]
Amanpal S. Bhutani	3,612	—
Manuel Bronstein	3,612	—
Beth Brooke	3,612	—
Rachel Glaser	3,612	—
Arthur Golden	3,612	—
Margot Golden	3,612	—
Brian P. McAndrews	3,612	17,170
John W. Rogers, Jr.	3,612	—
Anuradha B. Subramanian	3,612	—
Rebecca Van Dyck	3,612	—
(a)Includes aggregate number of unvested restricted stock units, including unvested restricted stock units credited to each non-employee director’s account in respect of cash dividends paid on the Class A stock in 2025. Additional unvested restricted stock units were credited to each non-employee director’s account in January 2026 in respect of the Company’s fourth quarter cash dividend.
(b)     Prior to 2015, a discretionary grant of phantom Class A stock units was credited to each non-employee director’s account under the Directors’ Deferral Plan on the date of the Company’s annual meeting. For Brian P. McAndrews, the only director remaining on our Board who received such a grant, aggregate
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phantom stock units outstanding reflect grants prior to the termination of the Directors’ Deferral Plan in December 2014, and include amounts credited in 2025 in connection with dividend equivalents, which are initially held as cash and converted to phantom stock units as of the date of the Company’s next succeeding annual meeting. Cash accounts are also credited with interest at a market rate. Subsequent to a non-employee director’s resignation, we pay him or her the cash value of amounts accumulated in his or her account.

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE

The Company maintains directors’ and officers’ liability insurance effective July 1, 2025, with an expiration date of July 1, 2026. The program was purchased at an annual cost of approximately $1.4 million. The insurance companies providing directors’ and officers’ liability insurance are Zurich-American Insurance Company; ACE American Insurance Company; Travelers Casualty and Surety Company of America; Endurance Assurance Corporation; Swiss Re Corporate Solutions America Insurance Corporation; Continental Casualty Company; National Casualty Company; Ironshore Indemnity Inc.; American Alternative Insurance Corporation; Old Republic Insurance Company; Allied World Assurance Company (U.S.) Inc.; Great American Insurance Co.; Berkley Insurance Company - US; and Beazley Insurance Company, Inc.

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COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report
The Compensation Committee has reviewed and discussed with Company management the “Compensation Discussion and Analysis” appearing below, and based on its review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2025 Annual Report on Form 10-K.
Brian P. McAndrews, Chair
Beth Brooke
Rachel Glaser
Rebecca Van Dyck
Compensation Discussion and Analysis
We believe that our executive officers are critical to our success and to the creation of long-term stockholder value. We structure compensation for our executive officers based on the following objectives:

The discussion below analyzes 2025 executive compensation for the following executive officers whose compensation is set out in the Summary Compensation Table (our “named executive officers”):

A.G. Sulzberger	Chairman of the Board and Publisher, The New York Times
Meredith Kopit Levien	President and Chief Executive Officer
William Bardeen	Executive Vice President and Chief Financial Officer
Diane Brayton	Executive Vice President and Chief Legal Officer
Jacqueline Welch	Executive Vice President and Chief Human Resources Officer

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Executive Summary
Executive Compensation Governance
Key executive compensation practices are summarized below. We believe these practices promote good governance and align the interests of our executive officers with the interests of our stockholders.

What We Do

✓	Independent Compensation Committee - The Compensation Committee consists solely of independent directors, notwithstanding an exemption from NYSE rules available to us as a controlled company.
✓
Annual Evaluation - Each year, the Compensation Committee approves the compensation for the Company’s executive officers. For the Chairman and Publisher and the President and Chief Executive Officer, final compensation decisions are approved by the independent members of our Board of Directors.

✓
Independent Advisor - The Compensation Committee’s independent compensation consultant, Exequity, is retained directly by the Committee and performs services in support of the Committee. The Compensation Committee’s charter authorizes it to engage such consultants and advisors as it determines to be appropriate.

✓
Stockholder Engagement - At the direction of the Compensation Committee, management reaches out to significant Class A stockholders periodically to solicit comments on executive compensation matters, and the Committee takes this stockholder feedback into account in designing executive compensation.

✓
Risk Mitigation - Each year, the Compensation Committee conducts a review of the Company’s executive compensation program to ensure that it does not create risks that are reasonably likely to have a material adverse effect on the Company.

✓
Stockholder-Approved Incentive Plan - Performance-based cash and equity awards to executives are made under the Company’s current stockholder-approved incentive plan, which:
•requires a one-year minimum vesting schedule for stock awards, with limited exceptions;
•prohibits the repricing of any stock option or stock appreciation right without stockholder approval;
•prohibits dividend-equivalent rights with respect to stock options and stock appreciation rights, and prohibits the payment of dividends and dividend equivalents with respect to unvested share-based awards;
•does not provide for automatic vesting of awards in the event of a change in control; and
•does not contain an “evergreen” share reserve, meaning that the shares of Class A stock reserved for awards are fixed by number rather than by reference to a percentage of the Company’s total outstanding shares.

✓	Stock Ownership Guidelines - The Company has in place meaningful stock ownership guidelines for its executive officers to further align their interests with those of our stockholders.
✓	Compensation Recoupment Policy - The Company’s executive officers are subject to a compensation recoupment, or “clawback,” policy that applies to incentive-based compensation.

What We Do Not Do

X
No Hedging - The Company’s executive officers may not engage in short-term, speculative trading in Company stock, including hedging or other derivative transactions; hold Company stock in a margin account; or pledge Company stock as collateral for a loan.

X	No Tax Gross-ups - The Company does not provide so-called tax “gross-ups” for its executive officers.
X	No Significant Perquisites - The Company does not provide significant perquisites for executive officers.
X
No “Single Trigger” Change in Control Provisions - Equity awards do not accelerate in connection with a change in control, unless the awards are not assumed or substituted or in connection with certain qualifying terminations in connection with a change in control.

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Compensation Highlights
This past year was a strong year for the Company that showcased the capable execution and power of our strategy to become the essential digital subscription for curious people seeking to understand and engage with the world.
At the end of 2025, the Company had approximately 12.8 million subscribers across our products, including 12.2 million digital-only subscribers. Annual revenues from our digital-only subscriptions were $1.4 billion, increasing 14.3% year-over-year. We believe that our subscriber and subscription revenue growth demonstrate the success of our “subscription-first” strategy; the willingness of our subscribers to pay for high-quality original journalism; and the appeal of our differentiated news and lifestyle products that serve large and distinct global markets, including across news, sports, games, recipes and shopping recommendations.
The Company’s 2025 digital advertising revenues grew 20.0% compared with the prior year, with total advertising revenues increasing 11.8% to $566.0 million. Affiliate, licensing and other revenues increased 5.7% to $308.1 million as a result of higher licensing revenues and affiliate referral revenues from Wirecutter (our product review and recommendation offering). Total revenues increased 9.2% year-over-year to over $2.8 billion in 2025, as we engaged and monetized audiences across multiple products and revenue streams.
Operating profit grew 22.9% as a result of this revenue growth and our continued application of disciplined cost management while strategically investing in our journalism and product experiences to position the Company for further growth.
We’ve also continued to return capital to shareholders through stock repurchases and dividends, and in early 2026, our Board of Directors approved a $.05 increase in the quarterly dividend.
Details of our 2025 financial results appear in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Key highlights with respect to the Company’s executive compensation program are as follows:
•Annual Incentive Compensation
◦The 80% portion of the 2025 annual incentive awards for our executive officers based on financial performance (based on adjusted operating profit and total revenue) was earned at 156% of target. See “—Compensation of Executive Officers—Annual Incentive Compensation” for more information.
•Long-Term Incentive Compensation
◦Compensation for 2025 included a payout under the 2023-2025 long-term performance award program. The portion of the award based on cumulative adjusted operating profit (40% of the executives’ performance-based award) was earned at 173% of target, the portion based on cumulative digital subscription revenue (20% of the executives’ performance-based award) was earned at 90% of target, and the portion based on relative total stockholder return (40% of the executives’ performance-based award) was earned at 200% of target. See “—Compensation of Executive Officers—Long-Term Incentive Compensation” for more information.
◦In February 2026, the Compensation Committee approved the following changes to the Company’s long-term incentive compensation program: (i) replacing the digital subscription revenue metric with a total revenue metric and (ii) shifting to equal weighting for each of the total revenue and adjusted operating profit metrics (each constituting 30% of the executives’ long-term performance-based award opportunities). The Committee believes these changes more closely align long-term incentive compensation with market practice and the Company’s current business model and strategy. See “—Executive Compensation—Long-Term Incentive Compensation—Changes to Long-Term Incentive Compensation for 2026” for more information.
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Stockholder Advisory Vote on Executive Compensation and Stockholder Outreach
At our 2025 Annual Meeting, we held an advisory vote on executive compensation (“say-on-pay” vote). Under our Certificate of Incorporation, the say-on-pay vote is an item on which our Class B stockholders vote, and the Class B stockholders overwhelmingly supported the say-on-pay proposal in 2025.
Although Class A stockholders are not able to vote on the say-on-pay proposal, at the direction of the Compensation Committee, management engages in regular outreach to representatives of significant holders of our Class A common stock to solicit their feedback on executive compensation matters. See “Board of Directors and Corporate Governance—Stockholder Engagement” for more information on our stockholder outreach efforts.
The Committee considers the results of the say-on-pay vote as well as the views of significant Class A stockholders in designing executive compensation.
Compensation-Setting Process
The Compensation Committee, which consists solely of independent directors, is primarily responsible for overseeing compensation for our executive officers, including the named executive officers. Each year, the Committee approves the compensation for the Company’s executive officers. For the Chairman and Publisher and the President and Chief Executive Officer, compensation decisions are ultimately approved by the independent members of our Board of Directors, in consultation with the other non-employee directors.
The Committee generally reviews employee compensation matters with management. Our human resources, legal, controller and treasury departments support the Committee in its work and help administer our compensation programs. The members of the Committee also familiarize themselves with compensation trends and competitive conditions through periodic consultations with compensation experts, including Exequity, and the review of market data and other information about relevant market practices.
A discussion of the composition and procedures of the Committee, including the role of Exequity, is set forth above under “Compensation Committee—Compensation Committee Procedures” on page 36.

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Components of Compensation
To achieve our compensation objectives, the Compensation Committee structured 2025 executive compensation to have the following components, each of which is discussed in more detail below. The compensation structure is performance-oriented, with “at risk” compensation consisting of annual and long-term incentive programs designed to link the compensation of our named executive officers to the overall success of the Company and support the Company’s business strategy and performance.

Pay Component	Structure and Intended Purpose
Fixed	Short-Term (Cash)	**Base Salary**	The fixed cash component is designed to compensate the individual for the role and scope of their responsibilities.
Variable	Short-Term (Cash)	**Annual Incentive Compensation**	Performance-based awards payable in cash designed to motivate and reward an individual's contributions to the achievement of short-term objectives by linking compensation to the Company's budgeted adjusted operating profit and total revenue objectives for the year, as well as individual operational and strategic goals. Target payout is set as a percentage of salary, with higher percentages for individuals with greater responsibility.
Variable	Long-Term (Equity)	**Performance Award Program**	Performance-based awards payable in Class A stock designed to reinforce the relationship between pay and performance by linking compensation to the achievement of three-year performance goals based on adjusted operating profit, digital subscription revenue, and relative total stockholder return. Target payouts are set at specific amounts, with higher targets for individuals with greater responsibility.
Variable	Long-Term (Equity)	**Restricted Stock Units**	Restricted stock units designed to align executives' interest with that of our stockholders and to retain executives by conditioning delivery of the underlying shares of Class A stock upon completion of a specified vesting period.

In addition to these components of compensation, executives participate in employee benefit plans that are generally available to the Company’s employees, including medical, life insurance and disability plans, and a Company 401(k) Plan that provides a match on employee contributions and discretionary profit-sharing contributions. Certain executives also participate in The New York Times Company Executive Severance Plan (the “Severance Plan”), adopted on January 15, 2026; see “—Executive Compensation—2026 Changes to Executive Level Restrictive Covenants and Severance” for more information. In addition, certain executives participate in an unfunded non-qualified defined contribution plan, a frozen defined benefit pension plan and a frozen unfunded nonqualified defined benefit plan. See “—Executive Compensation—Other Elements of Executive Compensation” for more information. The Company maintains an employee stock purchase plan under Section 423 of the Internal Revenue Code; however, our named executive officers are not eligible to participate.

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The following charts show the components of 2025 target compensation established for Ms. Kopit Levien, our CEO, and our other named executive officers, as well as the percentage of total variable compensation:

For purposes of the above charts, time-based restricted stock units are considered variable compensation as the ultimate value after the satisfaction of the time-based vesting conditions will depend on the future market value of the Company’s Class A stock.

Key Factors in Setting Compensation
In setting or recommending an executive’s compensation, the Committee evaluates each of the following factors:
•Benchmarking—Each year, the Committee reviews an analysis of executive compensation levels and practices for each executive prepared by Exequity. In December 2024, as part of this review, the Committee evaluated each element of target total compensation relative to peer group and survey data to inform its decisions regarding 2025 target compensation.
◦The 2025 compensation peer group, unchanged from the prior year, consisted of 19 public companies that operate in the media and technology industries.
◦Survey data includes information services, online/digital, and media platform or general industry companies based on position and data availability.
In addition to reviewing peer group and survey market data, the Committee considers other internal and external factors including, among others, an executive’s performance, responsibilities, experience and tenure; retention and succession planning considerations; Company performance; and internal pay equity.
•Company Performance—The Committee evaluates the pay mix to ensure that a substantial portion of each named executive officer’s pay is weighted toward incentive-based compensation tied to Company performance, as well as individual performance. All executive officers, including the named executive
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officers, are eligible for annual and long-term incentive compensation, which links compensation to the achievement of short- and long-term performance targets. Performance targets are set by the Committee in advance based on the Company’s objectives as set out in its operating budget and three-year plan. In addition, the delivery of long-term performance award payouts in Class A stock further links executive compensation with the interests of our stockholders.
For those executives who report to the Chief Executive Officer, the Committee considers Ms. Kopit Levien’s assessment of their individual performance during the year.
•Internal Pay Equity—The Committee also considers internal pay equity, with the objective of providing executives in comparable roles with similar compensation opportunities, while recognizing that actual compensation earned should reflect an individual’s objectives and level of achievement.
•Tally Sheets—The Committee also reviewed tally sheets detailing total compensation of the named executive officers to ensure pay outcomes are reasonable, internally consistent, and aligned with Company performance. These tally sheets identified all components of compensation for these executives, including the compensation such executives would be eligible to receive under different termination scenarios, as described in “—Payments Upon Termination or Change in Control Table.”
At the completion of this review, the Committee concluded that the compensation to be paid to executives in 2025 was appropriate and reasonable in light of the factors discussed above.
Setting Performance Goals
A substantial portion of each named executive officer’s compensation depends on the achievement of specific incentive targets that are directly linked to short- or long-term performance objectives. Performance is measured against the Company’s annual operating budget and three-year plan, which are developed and submitted to the Board by management at the beginning of each year and are based on an assessment of the state of the business and the industry at that time, as well as expectations regarding annual and long-term performance. The annual operating budget and three-year plan set financial performance objectives that management believes are ambitious but achievable based on the underlying strategic and operating assumptions regarding revenue, expense projections and investment initiatives.
Consistent with prior years, the Committee set performance targets with a payout of 100% when the Company achieves the financial performance objectives in the annual operating budget and three-year plan. While future results cannot be predicted, the Committee believes that these performance targets are set at levels such that achievement of the target levels would reflect a strong performance on the part of the executive officers and that payment of the maximum amounts would occur only upon the achievement of results substantially in excess of internal and market expectations at the time the targets are set.
The Company’s annual operating budget and three-year plan are created independent of, and therefore the financial performance targets generally exclude, the effect of certain non-recurring or non-operational events.
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Executive Compensation
NEO Target Compensation in 2025
The table below shows the 2025 target compensation for each of the Company’s named executive officers as established early in 2025 by the Compensation Committee (and, with respect to the Chairman and Publisher and the President and Chief Executive Officer, by the independent members of the Board, in consultation with the other non-employee directors). Each component of this compensation is further described below.

Name	Annualized 2025 Base Salary ($)	Target 2025 Annual Incentive ($)	2025 Long-Term Incentive Compensation		Total Target 2025 Compensation ($)
			Restricted Stock Units (at grant) ($)	Performance Awards (at target) ($)
A.G. Sulzberger	700,000	854,390	740,000	2,960,000	5,254,390
Meredith Kopit Levien	1,000,000	1,224,541	1,200,000	4,800,000	8,224,541
William Bardeen	525,000	512,877	280,000	1,120,000	2,437,877
Diane Brayton	586,614	439,961	294,685	1,178,740	2,500,000
Jacqueline Welch	525,000	367,500	130,000	520,000	1,542,500

Salaries
Salaries for executive officers are reviewed annually and are intended to provide competitive compensation to each executive based on position, scope of responsibility, business and leadership experience, performance and market positioning. For 2025, the Committee reviewed executive officer salaries and approved 7.7%, 5.3% and 16.7% increases for Mr. Sulzberger, Ms. Kopit Levien and Mr. Bardeen, respectively (effective March 1, 2025). Base salaries for the other named executive officers did not change. The salaries paid to our named executive officers during 2025 are set out in column (c) of the Summary Compensation Table.

Annual Incentive Compensation
The Committee grants awards under an annual incentive compensation plan that provides executives the opportunity to earn cash based on the achievement of financial and individual performance goals.
The Committee set 2025 annual incentive targets for all executives, including the named executive officers, as a percentage of salary. The target percentages were set taking into account a number of factors, including prevailing external practices, the Committee’s consideration of the nature of the position and internal pay equity concerns. Generally, the more responsible the executive officer’s position, the higher the target percentage. For the named executive officers, target amounts ranged from 70% to 125% of base salary.
The Committee structured 2025 annual incentive compensation for the named executive officers, as follows:

2025 Annual Incentive Compensation

40%
40%
20%

Adjusted Operating Profit[1]	Total Revenue[2]	Individual Performance

Financial Threshold %: **50%**

Payout Range: **0% - 200%**

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1.Adjusted operating profit is defined as (i) revenues less (ii) total operating costs (excluding severance, depreciation and amortization, multiemployer pension plan withdrawal costs and special items), adjusted to exclude the effect of any acquisitions and dispositions, certain non-cash impairment charges and certain other pre-approved items, if applicable.
2.Total revenue is as reported in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.
Financial Component
As reflected above, the financial component of the 2025 annual incentive compensation plan consisted of targets related to adjusted operating profit and total revenue.
The Committee believes that adjusted operating profit is a valuable measure of our performance because it facilitates comparisons with historical operating performance on a consistent basis. In addition, adjusted operating profit is a measure often used by investors, analysts and others to assess Company performance, and thus serves to align the interests of our executives with those of our stockholders.
The Committee believes the combination of these revenue and profit metrics provides an appropriate balance between generating revenue, managing expenses and growing the business, and avoids over-reliance on a single financial performance metric.
For 2025, the performance level for a 100% payout of the financial components was set at the operating budget objective, with potential payouts ranging from zero to 200% of target based upon a predetermined performance scale and a minimum threshold of 50%. (There is no payment if performance is below the threshold.) The following table sets out the 2025 adjusted operating profit and total revenue targets and achievement levels.
1.See Appendix A for the calculation of 2025 adjusted operating profit.
Individual Component
As noted above, 20% of the annual incentive award was based upon an assessment by the Committee of each executive’s individual achievement with respect to operational and strategic goals. In its review, the Committee took into account each executive’s responsibility for the Company’s overall performance, as well as (i) for Mr. Sulzberger and Ms. Kopit Levien, certain target growth metrics and (ii) for Mr. Bardeen and Mss. Brayton and Welch, Ms. Kopit Levien’s recommendations. In particular, the Committee took into account (i) for Mr. Sulzberger and Ms. Kopit Levien, their highly effective leadership, continued delivery of strong results and strategic long-term focus; (ii) for Mr. Bardeen, his significant contributions as chief financial officer, including in the areas of strategy, financial operations and investor relations; (iii) for Ms. Brayton, her substantial contributions as chief legal officer, including leading teams that advised on critical litigation matters and other key projects; and (iv) for Ms. Welch, her effective leadership of the Company’s human resource function and ongoing role in shaping the Company’s culture.
The assessment of individual achievement of each named executive officer is set out in the following table in “—Resulting 2025 Annual Incentive Payouts”.
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Resulting 2025 Annual Incentive Payouts
The following table sets out, for each named executive officer, the 2025 target, and actual annual incentive amounts, in dollars and as a percentage of the executive’s 2025 base salary.

Name	Total Target Award Opportunity[2]	Total Target Award Opportunity as a % of Base Salary[1]	Financial Portion Weighting	Financial Resulting Payout %	Individual Portion Weighting	Individual Resulting Payout %	Total Actual Amount Awarded	Total Actual as a % of Target
A.G. Sulzberger	854,390	125%	80%	156%	20%	120%	1,271,333	149%
Meredith Kopit Levien	1,224,541	125%	80%	156%	20%	120%	1,822,118	149%
William Bardeen	512,877	100%	80%	156%	20%	120%	763,161	149%
Diane Brayton	439,961	75%	80%	156%	20%	120%	654,662	149%
Jacqueline Welch	367,500	70%	80%	156%	20%	100%	532,140	145%
1.The Committee set target payouts as a percentage of base salary, with higher percentages for individuals with greater responsibility for performance. Annual incentive payouts can range from zero to 200% of the target percentage of base salary, with a minimum threshold of 50% for the financial components.
2.The target amounts in this table reflect (a) a prorated increase in base salaries and annual incentive award targets for Ms. Kopit Levien and Mr. Sulzberger and (b) a prorated increase in base salary for Mr. Bardeen.

Long-Term Incentive Compensation
The Committee believes that its long-term performance-based program, which consists entirely of equity compensation, aligns the interest of executives with that of stockholders and helps to ensure the fulfillment of our long-term strategic objectives.
The 2025 long-term incentive compensation program included the grant of both long-term performance-based awards under a 2025-2027 performance cycle and three-year time-vested restricted stock units.
2025 Long-Term Incentive Compensation
The 2025 long-term incentive compensation components are illustrated below:

Restricted Stock Unit Awards
The 2025 long-term incentive compensation for executives included a grant of time-vested restricted stock units that vest in equal annual installments over a three-year period. The Committee believes this supports executive retention and further aligns the interests of our executives with our shareholders.
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Performance-Based Awards
The components of the 2025-2027 long-term performance award program (adjusted operating profit, relative total stockholder return, or “Relative TSR,” and digital subscription revenue) are further described below.

Long-Term Performance Award Components

40%
Adjusted Operating Profit
20%
Digital Subscription Revenue
40%
Relative TSR
0 – 200%
Payout Range

Adjusted Operating Profit Component
The Committee believes that adjusted operating profit is a strong reflection of the Company’s underlying operating performance. The selection of this financial measure for the three-year performance cycle is intended to focus management on normalized operating profit, which allows the Company to make critical investments in its long-term growth strategy. This metric is a valuable measure of performance for compensation purposes because it facilitates comparisons of historical operating performance on a consistent basis and is often used by investors, analysts and others.
For the adjusted operating profit component, the performance level for a 100% payout was set in connection with the Company’s three-year plan, which is developed and submitted to the Board by management at the beginning of each year and based on an assessment of the state of the business and the industry at that time, as well as expectations regarding the Company’s long-term adjusted operating profit performance.
Potential payouts for this component of the awards range from zero to 200% of target based upon a predetermined performance scale and a minimum threshold of 50%.
Relative TSR Component
Relative TSR compares the Company’s total stockholder return over the three-year period relative to the total stockholder return of the companies in the Standard & Poor’s 500 Stock Index as of the beginning of the performance period. The Committee believes that the Relative TSR metric encourages management to focus on the Company’s overall performance and value creation for its stockholders over a longer-term (three-year) period and provides an appropriate balance to the internally focused financial metrics. In selecting a performance peer group for the Company’s Relative TSR metric, the Committee considered several criteria, including the importance of measurement against companies that compete with the Company, the size and number of companies within the benchmarking group, the reputation and credibility of companies in the group, and the relevance of those companies to the Company’s business. The Committee concluded that the use of the Standard & Poor’s 500 Stock Index satisfies key criteria: the index itself is highly reputable, including the largest U.S. companies by market capitalization; information about index performance is widely available; it includes competitor companies; and the number of companies is large enough as to minimize the possibility that relative performance would be distorted by consolidation or unusual performance by a small number of companies.
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For the Relative TSR component of the awards, potential payouts range from zero to 200% of the target amount of shares based on the percentile ranking of the Company’s total stockholder return compared with that of each company in the index and a minimum threshold of 30%, as follows:

Relative TSR	Payout as Percentage of Target
75th percentile or above	200%
50th percentile	100%
25th percentile	30%
Below 25th percentile	0%

Payout percentages are interpolated between performance levels. If the Company’s Relative TSR for the three-year performance period is below the 25th percentile, the participating executives will not receive any portion of the award based on Relative TSR.
Notwithstanding the schedule above, the maximum payout cannot exceed 100% of the target number of shares if the Company’s total stockholder return is negative over the performance period, regardless of the Company’s percentile ranking.
Digital Subscription Revenue Component
The Committee included a metric based on digital subscription revenue to align the Company’s long-term incentive compensation with the Company’s subscription-first strategy and support the long-term growth of the Company’s most significant revenue stream.
For this component, the performance level for a 100% payout was set in connection with the Company’s three-year plan, which is developed and submitted to the Board by management based on an assessment of the state of the business and the industry at that time, as well as expectations regarding the Company’s long-term digital subscription revenue performance.
Potential payouts for this component of the awards range from zero to 200% of target based upon a predetermined performance scale and a minimum threshold of 50%.

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The following table shows the 2025 long-term incentive grants at target for each of the named executive officers. The performance-based awards provide for a maximum payout of 200% of target shares.

Name		Metric	Shares[1] (#)	Grant Date Value[1] ($)
A.G. Sulzberger	Restricted Stock Units		14,666	740,000
	Performance-based Award (2025-2027)
	•	Adjusted Operating Profit	23,466	1,184,000
	•	Digital Subscription Revenue	11,733	592,000
	•	Relative TSR	23,466	1,184,000
	Total		73,331	3,700,000
Meredith Kopit Levien	Restricted Stock Units		23,783	1,200,000
	Performance-based Award (2025-2027)
	•	Adjusted Operating Profit	38,052	1,920,000
	•	Digital Subscription Revenue	19,026	960,000
	•	Relative TSR	38,052	1,920,000
	Total		118,913	6,000,000
William Bardeen	Restricted Stock Units		5,549	280,000
	Performance-based Award (2025-2027)
	•	Adjusted Operating Profit	8,879	448,000
	•	Digital Subscription Revenue	4,439	224,000
	•	Relative TSR	8,879	448,000
	Total		27,746	1,400,000
Diane Brayton	Restricted Stock Units		5,840	294,685
	Performance-based Award (2025-2027)
	•	Adjusted Operating Profit	9,345	471,496
	•	Digital Subscription Revenue	4,672	235,748
	•	Relative TSR	9,345	471,496
	Total		29,202	1,473,425
Jacqueline Welch	Restricted Stock Units		2,576	130,000
	Performance-based Award (2025-2027)
	•	Adjusted Operating Profit	4,122	208,000
	•	Digital Subscription Revenue	2,061	104,000
	•	Relative TSR	4,122	208,000
	Total		12,881	650,000
1.The target share amounts were calculated by dividing the target dollar value by a fair value estimated using the average stock price over the 20 trading days up to and including the grant date on February 26, 2025 ($50.46).

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Long-Term Performance Awards for 2023-2025
The following tables set out the achievement levels for the 2023-2025 long-term performance cycle:
Cumulative adjusted operating profit and relative TSR each represented 40% of an executive’s performance-based award and cumulative digital subscription revenue represented 20% of an executive’s performance-based award. Long-term awards are payable solely in Class A stock.

The Company’s Relative TSR for 2023-2025 was 109.22%, which ranked in the 86th percentile relative to the companies in Standard & Poor’s 500 Stock Index at the beginning of the period. As a result, the payout of the portion of the 2023-2025 award based on Relative TSR was at 200% of target.
1.Actual cumulative adjusted operating profit was approximately 109% of target cumulative adjusted operating profit. See Appendix A for the calculation of adjusted operating profit for 2023-2025.
2. Actual cumulative digital subscription revenue was approximately 97% of target cumulative digital subscription revenue.

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2023-2025 Long-Term Performance Payout
The following table shows the target potential payments and the actual awards earned based on results over the 2023-2025 long-term performance cycle.

		Target		Actual
Name	Metric	Shares[1] (#)	Total Target Value[1] ($)	Shares (#)	Total Award Value[2] ($)
A.G. Sulzberger	Adjusted Operating Profit	22,422	846,560	38,790	3,001,570
	Digital Subscription Revenue	11,211	423,280	10,090	780,764
	Relative TSR	22,422	846,560	44,844	3,470,029
	Total	56,055	2,116,400	93,724	7,252,363
Meredith Kopit Levien	Adjusted Operating Profit	42,378	1,600,000	73,314	5,673,037
	Digital Subscription Revenue	21,189	800,000	19,070	1,475,637
	Relative TSR	42,378	1,600,000	84,756	6,558,419
	Total	105,945	4,000,000	177,140	13,707,093
William Bardeen	Adjusted Operating Profit	7,576	285,650	13,106	1,014,142
	Digital Subscription Revenue	3,788	142,825	3,410	263,866
	Relative TSR	7,576	285,650	15,152	1,172,462
	Total	18,940	714,124	31,668	2,450,470
Diane Brayton	Adjusted Operating Profit	9,111	344,000	15,762	1,219,664
	Digital Subscription Revenue	4,556	172,000	4,100	317,258
	Relative TSR	9,111	344,000	18,222	1,410,018
	Total	22,778	860,000	38,084	2,946,940
Jacqueline Welch	Adjusted Operating Profit	5,509	208,000	9,531	737,509
	Digital Subscription Revenue	2,755	104,000	2,480	191,902
	Relative TSR	5,509	208,000	11,018	852,573
	Total	13,773	520,000	23,029	1,781,984
1.The target share amounts were calculated by dividing the target dollar value by a fair value estimated using the average stock price over the 20 trading days up to and including the February 22, 2023, grant date, which was $37.76 in the case of the adjusted operating profit, digital subscription revenue and Relative TSR metrics. In the case of Mr. Bardeen, a portion of his target shares were granted on July 1, 2023, in connection with his promotion and reflects a 20-day average share price of $37.67.
2.The “Total Award Value” reflects the value of the adjusted operating profit, digital subscription revenue and Relative TSR shares at vesting (calculated using $77.38, the closing price on February 25, 2026).

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Changes to Long-Term Incentive Compensation for 2026
In February 2026, taking into account market practice and the evolution of the Company’s business and strategy, the Committee approved the following changes to the Company’s long-term incentive compensation program:
•Replacing the digital subscription revenue metric with a total revenue metric.
•Shifting to equal weighting for each of the adjusted operating profit and total revenue performance metrics.
These changes align with the importance to the Company of all revenue streams.
The following is an overview of the changes made beginning with the 2026-2028 performance cycle:
CEO Long-Term Equity Award
On February 26, 2026, upon the recommendation of the Compensation Committee, the independent members of the Company’s Board unanimously voted to award Ms. Kopit Levien an equity award consisting of (i) restricted stock units (the “RSU award”) with a grant date value of $6.0 million and (ii) a long-term performance and time-based award (for purposes of this section, the “performance award”) with a grant date value of $6.0 million.
Recognizing Ms. Kopit Levien’s long-term vision for the Company and the shareholder value creation during her leadership tenure, as well as Ms. Kopit Levien’s critical role in continuing to drive value for our shareholders, the independent members of the Board determined it is in the best interests of the Company and its shareholders to further incentivize Ms. Kopit Levien to continue to lead the Company during this critical period. In making the award, the Board considered several factors, including (1) the importance of leadership continuity amid a highly competitive landscape for executive leadership talent; (2) the value provided by Ms. Kopit Levien in building and retaining a strong executive team; (3) her critical role in executing the Company’s plans for long-term sustainable growth, which has enabled the Company’s ongoing transformation through a period of rapid ecosystem change and ongoing challenges for media companies; and (4) the Company’s performance, while it continues to make meaningful investments in the long-term success of the Company, under her leadership.
The RSU and performance awards are subject to four-year cliff vesting and require Ms. Kopit Levien’s continued employment through February 26, 2030 (subject to the terms of the agreement). The performance award is also tied to the Company’s achievement of total stockholder return, adjusted operating profit and total revenue performance metrics over a cumulative three-year period. Depending on the Company’s performance, the performance award provides the opportunity to receive a potential payout ranging from zero to 200% of the target award, with no payout for performance below specific thresholds.
The award consists entirely of at-risk equity compensation and is designed to ensure strong alignment with shareholders’ interests in long-term value creation. The value of the RSU award and performance award is directly linked to the Company’s stock price, and the performance award is conditioned on meeting rigorous pre-set quantitative performance goals. The award also reflects the Board’s conviction in Ms. Kopit Levien’s ability to
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continue driving long-term value.
Other Elements of Executive Compensation
All executives are eligible to participate in the Company 401(k) Plan, a defined contribution plan that provides a match on employee contributions and discretionary profit-sharing contributions. Executives, including the named executive officers, participate in The New York Times Company Savings Restoration Plan (the “Restoration Plan”), an unfunded non-qualified defined contribution plan intended to supplement retirement income for certain employees whose contributions to the Company 401(k) Plan are subject to limitation under the Internal Revenue Code. Mr. Bardeen and Ms. Brayton are participants in The New York Times Companies Pension Plan (the “Pension Plan”). Ms. Brayton is a participant in The New York Times Company Executive Unfunded Plan II (“SERP II”), a non-qualified defined benefit plan intended to supplement the retirement income payable under the Pension Plan. Effective December 31, 2009, the Pension Plan and the SERP II, as well as several other defined benefit plans, were frozen. Finally, Mr. Sulzberger participated in the Newspaper Guild of New York—The New York Times Pension Plan (the “Guild Pension Plan”), which was frozen effective December 31, 2012. Effective December 31, 2018, the Guild Pension Plan was merged into the Pension Plan. For a further discussion of these plans, please see “—Pension Benefits” and “—Nonqualified Deferred Compensation.”
We provide certain limited perquisites to our executive officers. Perquisites provided in 2025 consisted of financial planning, security and transportation services for certain executive officers.
The Company maintains an employee stock purchase plan under Section 423 of the Internal Revenue Code; however, our executive officers are not eligible to participate.
Recoupment of Compensation
The Company has a policy on recoupment of cash and stock incentive compensation in the event of certain restatements of financial results. This policy is described above under “Board of Directors and Corporate Governance—Clawback Policy.”
Stock Ownership Guidelines
The named executive officers are subject to minimum stock ownership guidelines. These guidelines require that the Chairman and Publisher and the President and Chief Executive Officer own shares of the Company’s Class A stock equal in value to five times their annual base salary, and the other named executive officers own shares of Class A stock equal in value to two times their annual base salary.

Shares of the Company’s Class A stock or equivalents (including time-vesting restricted stock units) held by the executive officer or their immediate family members count towards satisfying the requirement. Unvested performance awards do not count towards satisfying the requirement. These guidelines are described above under “Board of Directors and Corporate Governance—Director and Executive Stock Ownership Guidelines.”

In addition, the Company’s executive officers may not engage in short-term, speculative trading in Company stock, including hedging or other derivative transactions; hold Company stock in a margin account; or pledge Company stock as collateral for a loan.
Tax Matters
The Internal Revenue Code limits the deductibility for the Company’s income tax purposes of compensation in excess of $1 million per year paid to “covered employees” (generally, the executive officers named in the Summary Compensation Table).
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Equity Award Timing Policies and Practices
We do not grant equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our Class A stock, such as a significant positive or negative earnings announcement, nor do we time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically generally granted such awards on a predetermined annual schedule in late February. Stock options, stock appreciation rights, or similar option‐like instruments are not currently a part of our executive compensation program, and accordingly, in fiscal 2025, we did not grant any such instruments to our named executive officers.
2026 Changes to Executive Restrictive Covenants and Severance
Severance Plan
On January 15, 2026, following the reporting year covered by this Proxy Statement, the Compensation Committee approved The New York Times Company Executive Severance Plan (the “Severance Plan”), which applies to certain key executives, including our named executive officers (with the exception of Ms. Kopit Levien), and provides a standardized framework for the Company’s severance arrangements to align with market practice and to further promote the attraction and retention of key executives.
The Severance Plan provides for the payment of severance and other benefits in the event an executive experiences a “qualifying termination,” which generally means a termination of the executive’s employment by the Company without cause (as defined in the Severance Plan), subject to the executive satisfying certain requirements. To be eligible for severance and other benefits under the Severance Plan, the executive must: (i) be a member of the Company’s Executive Committee and/or be a Section 16 officer of the Company, (ii) have executed a restrictive covenant agreement that remains in effect on the date of termination, (iii) not have entered into an individual agreement that provides for severance or separation compensation, (iv) execute a general release of claims in favor of the Company and (v) comply with the applicable restrictive covenants while receiving severance compensation and benefits under the Severance Plan. The restrictive covenant agreements include confidentiality and intellectual property assignment provisions and an 18-month post-employment restriction on soliciting employees and other service providers.
Subject to the terms of the Severance Plan (including those listed above), in the event of a qualifying termination and absent a change in control, each eligible named executive officer would receive:
•cash severance equal to 52 weeks of base pay;
•if the executive has completed at least six months of service during the year in which they are terminated, a pro-rated annual incentive award for the year of employment termination (or greater amount under the Company’s annual incentive compensation plan, if applicable);
•continued coverage under the Company’s group health plans during the period the executive is receiving severance, at the same contribution rate as applicable to active employees; and
•outplacement services at a level and a manner to be determined by the Company for the period the executive is receiving severance, not to exceed $25,000 or twelve months (whichever is first attained).
In the event of certain terminations of employment in connection with a change in control (as defined in the Severance Plan), the executive would be eligible to receive a lump sum cash payment of 1.5 times the cash severance payment described above and a lump sum cash payment equal to the employer portion of COBRA premiums for COBRA continuation coverage for the 18-month period following the date of termination in lieu of continued coverage. All other severance benefits paid in connection with a change in control will be provided in the same manner as described above.

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CEO Employment Agreement Amendment
On January 15, 2026, the Company and Ms. Kopit Levien entered into an amendment (“Employment Agreement Amendment”) to her Employment Agreement (as defined below) to align certain terms of her Employment Agreement with those applicable to other executives and to be more consistent with the Company’s current business.
The Employment Agreement Amendment lengthens the duration of the post-employment non-solicitation covenant applicable to Ms. Kopit Levien from 15 to 18 months and updates the scope of Ms. Kopit Levien’s non-competition covenant to be more consistent with the Company’s current business.
In addition, in light of the change in control severance provisions under the Severance Plan, the Employment Agreement Amendment adds the following enhanced severance terms in the event Ms. Kopit Levien is terminated without cause or for good reason (each as defined in the Employment Agreement) in each case upon or within 12 months following a change in control, subject to Ms. Kopit Levien’s execution of an effective release of claims:
•a lump sum cash severance payment equal to two times Ms. Kopit Levien’s base salary,
•a lump sum cash payment equal to the employer portion of COBRA premiums for COBRA continuation coverage for the 24-month period following the date of termination and
•a lump sum cash payment equal to two times Ms. Kopit Levien’s target annual bonus under the Company’s annual incentive compensation plan for the year of termination.

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Summary Compensation Table
The following table provides information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer, and the three other most highly compensated executive officers.
As reflected in the table, a significant portion of the compensation for executives consisted of the grant date fair value of long-term equity compensation granted in those years (shown in the “Stock Awards” column). The large majority of this long-term equity compensation is in the form of performance awards that are based on the achievement of specified goals under pre-established performance measures and that vest after the end of the applicable three-year performance cycle.
For a complete understanding of the table, please read the footnotes that accompany the table as well as the “Compensation Discussion and Analysis.”

Name and Principal Position	Fiscal Year	Salary ($)[1]	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
A.G. Sulzberger, Chairman and Publisher, The New York Times	2025	694,423	—	3,606,566	—	1,271,333	5,314	106,050	5,683,686
	2024	646,615	—	3,285,051	—	908,838	4,751	89,935	4,935,190
	2023 [5]	622,568	—	3,233,963	—	1,834,844	8,428	75,564	5,775,367
Meredith Kopit Levien, President and Chief Executive Officer	2025	995,577	—	5,848,379	—	1,822,118	7,389	188,899	8,862,362
	2024	950,000	—	5,365,630	—	1,335,035	10,506	160,822	7,821,993
	2023 [5]	945,962	—	6,112,262	—	3,080,354	13,903	127,604	10,280,085
William Bardeen, Executive Vice President and Chief Financial Officer[6]	2025	514,616	—	1,364,604	—	763,161	10,219	72,819	2,725,419
	2024	450,000	—	965,472	—	549,900	2,832	52,218	2,020,422
	2023 [5]	433,000	—	1,077,203	—	553,976	13,198	40,466	2,117,843
Diane Brayton, Executive Vice President and Chief Legal Officer	2025	588,870	—	1,436,215	—	654,662	16,457	77,990	2,774,194
	2024	586,614	—	1,422,581	—	550,831	4,835	68,781	2,633,642
	2023 [5]	586,614	—	1,314,137	—	798,705	21,071	72,707	2,793,234
Jacqueline Welch, Executive Vice President and Chief Human Resources Officer	2025	527,019	—	633,513	—	532,140	766	62,370	1,755,808
	2024	525,000	—	627,504	—	427,035	807	43,548	1,623,894
	2023 [5]	525,000	—	794,585	—	646,376	627	52,395	2,018,983
1.In accordance with SEC proxy disclosure rules, included in the “Stock Awards” column for 2025 are the grant date fair values of the Class A stock underlying the 2025-2027 performance awards and restricted stock units granted during 2025.
For a discussion of the assumptions used in computing the valuations reflected in this table, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 13 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
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The grant date fair value of the Class A stock underlying the performance awards and restricted stock units is estimated for purposes of the accounting expense and may not represent the actual value of the shares that will be realized upon payout or vesting.
The value of the long-term performance awards included in the table for 2025 is based upon the achievement of target-level performance. As described in “—Compensation Discussion and Analysis—Executive Compensation—Long-Term Incentive Compensation,” payouts for long-term performance awards can range from 0% to 200% of target. Assuming the achievement of target-level and maximum-level performance under the relevant financial metrics, the grant date value of the Class A stock underlying the performance-based awards would be as follows:

	Adjusted Operating Profit		Digital Subscription Revenue		Relative TSR
Name	Target $	Maximum $	Target $	Maximum $	Target $	Maximum $
A.G. Sulzberger	$1,184,000	$2,368,000	$592,000	$1,184,000	$1,184,000	$2,368,000
Meredith Kopit Levien	$1,920,000	$3,840,000	$960,000	$1,920,000	$1,920,000	$3,840,000
William Bardeen	$448,000	$896,000	$224,000	$448,000	$448,000	$896,000
Diane Brayton	$471,496	$942,992	$235,748	$471,496	$471,496	$942,992
Jacqueline Welch	$208,000	$416,000	$104,000	$208,000	$208,000	$416,000

See “—Compensation Discussion and Analysis—Executive Compensation—Long-Term Incentive Compensation” for more information on the performance awards.
2.The “Non-Equity Incentive Plan Compensation” column represents cash incentive awards paid under the Company’s annual incentive compensation plan to all of our named executive officers. In addition, 2023 includes the portions of the 2021-2023 long-term incentive awards that were cash-settled in that year.
3.The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for 2025 includes the aggregate increase in the actuarial present value of each named executive officer’s accumulated benefit under the Pension Plan and the SERP II, as applicable, accrued during 2025 as follows: Mr. Sulzberger, $1,850; Mr. Bardeen, $8,249; and Ms. Brayton, $13,095. Mss. Kopit Levien and Welch do not participate in the Pension Plan or SERP II.
The increases in actuarial present value are for the most part a function of the assumed discount rate and changes in mortality tables from time to time. Subject to limited exceptions, a pension benefit under the Pension Plan is payable in the form of an annuity, and not as a lump sum. A change in actuarial present value has no impact on the amount an individual will receive in the form of an annuity. As described in more detail below, Mr. Sulzberger is the only named executive officer who may elect to receive up to 50% of his pension benefits as a lump sum cash payment. See footnote 3 under “—Pension Benefits.” The Company froze the Pension Plan and SERP II effective December 31, 2009, and accordingly, the anticipated future annual payments under the Pension Plan to Messrs. Sulzberger and Bardeen and Ms. Brayton, and the SERP II payment to Ms. Brayton, as applicable, have not increased since that date.
The calculation of the actuarial present value of accumulated benefits assumes a discount rate as of December 31, 2025, of 5.39% for the Pension Plan and 5.23% for the SERP II, and a discount rate as of December 31, 2024, of 5.71% for the Pension Plan and 5.61% for the SERP II. For a discussion of the assumptions used in calculating the actuarial present value, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 9 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column also includes the above-market interest credited to each named executive officer’s account for calendar year 2025 under the terms of the Restoration Plan as follows: Mr. Sulzberger, $3,464; Ms. Kopit Levien, $7,389; Mr. Bardeen, $1,970; Ms. Brayton, $3,362; and Ms. Welch, $766.
Under the terms of the Restoration Plan, participants’ accounts are credited with interest based on the yield of the Bloomberg US Long Credit Bond Index, or a successor index. The interest rate for 2025 was 5.57%, which is considered above-market under SEC proxy disclosure rules as it is greater than 120% of the applicable federal long-term rate. Only the portion of the credited interest consisting of above-market payments is included in the
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above table. See “—Nonqualified Deferred Compensation” below for a discussion of the terms of the Restoration Plan.
4.    The table below shows the 2025 components of the “All Other Compensation” column, which include perquisites, Company contributions to the Company 401(k) Plan and the Company credit to each named executive officer’s account under the Restoration Plan (together with the Company 401(k) Plan, the “Savings Plans”) and life insurance premiums.

Name	Perquisites(a)	Contributions to Savings Plans(b)	Life Insurance Premiums(c)
A.G. Sulzberger	$—	$104,511	$1,539
Meredith Kopit Levien	$37,875	$148,775	$2,249
William Bardeen	$—	$71,754	$1,065
Diane Brayton	$—	$76,600	$1,390
Jacqueline Welch	$11,924	$49,203	$1,243
(a)The amount reflected for Ms. Kopit Levien consists of the incremental cost to the Company of financial planning and transportation services in 2025. The amount reflected for Ms. Welch consists of security services.
(b)Amounts represent Company matching contributions (up to Internal Revenue Service limits) with respect to named executive officers’ deferrals to the Company 401(k) Plan, a discretionary profit-sharing contribution to the Company 401(k) Plan and our credits to the named executive officers’ accounts under the Restoration Plan. See “—Nonqualified Deferred Compensation—Restoration Plan.”
(c)We pay premiums for basic life insurance for eligible employees, including our executive officers. Coverage is equal to an employee’s annual salary, with a minimum of $20,000 and a maximum of $1 million.
5.    In 2022, taking into account market practice, stockholder input and other considerations, the Company made a number of changes to its long-term incentive compensation program, including to replace three-year performance awards that were payable 30% in cash and 70% in Class A stock with awards that pay out entirely in Class A stock. SEC proxy disclosure rules require that we report cash incentive awards in the Summary Compensation Table in the year these awards are earned/paid, but report stock awards in the year they are granted. As a result, the shift from the prior 30% cash payout to a 100% stock payout artificially inflated the 2023 values reported in the Summary Compensation Table by requiring inclusion of the full grant date value of the 2023-2025 long-term incentive awards that were granted in 2023, as well as the portions of the 2021-2023 long-term incentive awards that were granted in 2021 and cash-settled in 2023. There was no such impact on 2024 and 2025 as the 2022-2024 and 2023-2025 long-term incentive awards consist entirely of equity.
6.    Mr. Bardeen was promoted to Executive Vice President and Chief Financial Officer on July 1, 2023. Amounts included in the table for 2023 reflect his total compensation for the full year 2023.

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Grants of Plan-Based Awards
The table below summarizes grants of annual incentive awards and long-term performance awards to our named executive officers during the 2025 fiscal year. The footnotes below the table provide additional detail on these awards.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)[5]
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)[1]	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
A.G. Sulzberger	2/26/25[2]	341,756	854,390	1,708,780
	2/26/25[3]							14,666	706,755
	2/26/25[4]				24,640	58,665	117,330		2,899,811
	Total	341,756	854,390	1,708,780	24,640	58,665	117,330	14,666	3,606,566
Meredith Kopit Levien	2/26/25[2]	489,816	1,224,541	2,449,082
	2/26/25[3]							23,783	1,146,103
	2/26/25[4]				39,955	95,130	190,260		4,702,276
	Total	489,816	1,224,541	2,449,082	39,955	95,130	190,260	23,783	5,848,379
William Bardeen	2/26/25[2]	205,151	512,877	1,025,754
	2/26/25[3]							5,549	267,406
	2/26/25[4]				9,324	22,197	44,394		1,097,198
	Total	205,151	512,877	1,025,754	9,324	22,197	44,394	5,549	1,364,604
Diane Brayton	2/26/25[2]	175,984	439,961	879,922
	2/26/25[3]							5,840	281,430
	2/26/25[4]				9,813	23,362	46,724		1,154,785
	Total	175,984	439,961	879,922	9,813	23,362	46,724	5,840	1,436,215
Jacqueline Welch	2/26/25[2]	147,000	367,500	735,000
	2/26/25[3]							2,576	124,137
	2/26/25[4]				4,329	10,305	20,610		509,376
	Total	147,000	367,500	735,000	4,329	10,305	20,610	2,576	633,513
1.The restricted stock units and the 2025-2027 performance award were approved by the Compensation Committee (for all named executive officers other than Mr. Sulzberger and Ms. Kopit Levien) and by the independent members of the full Board (for Mr. Sulzberger and Ms. Kopit Levien) in February 2025.
2.Annual incentive award: Threshold, target and maximum amounts in connection with our 2025 annual incentive award plan. Threshold amounts reflect the minimum amount payable under the financial components of this award. The minimum threshold payout level is 50%. The actual amounts that were paid are included in the Summary Compensation Table under column (g) for 2025. See “—Compensation Discussion and Analysis” for a description of the targets and the level of achievement for 2025.
3.Restricted stock units granted in 2025: Each restricted stock unit corresponds to one share of Class A stock and entitles the executive to receive one share of Class A stock on the vesting date. During the vesting period, the units are forfeited if the holder leaves the employ of the Company, but vest in the event of death or disability. The holder of restricted stock units is entitled to receive payments equivalent to dividends at the time of vest, if any, that may be paid on Class A stock; no preferential rate is paid. The aggregate grant date fair values of the grants are included in the Summary Compensation Table under column (e) for 2025.
4. 2025-2027 performance award: Threshold, target and maximum amounts in connection with performance awards for the 2025-2027 cycle. Threshold amounts reflect the minimum amount payable for a certain level of performance. No payment is made for performance below such enumerated level. The actual number of shares that will be issued will depend on three performance measures: cumulative adjusted operating profit, cumulative digital subscription revenue and total stockholder return relative to companies in the Standard & Poor’s 500 Stock
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Index, each over the three-year period. The aggregate grant date fair value of this award, as set out in column (l), is included in the Summary Compensation Table under column (e) for 2025. See “—Compensation Discussion and Analysis” for a description of the performance measures.
5.Column (l) shows the grant date fair values of 2025-2027 performance awards and restricted stock units, as estimated for financial reporting purposes. The grant date fair value for the restricted stock unit awards and performance awards measured against the cumulative adjusted operating profit and digital subscription revenue metrics is calculated based on the average of the high and the low stock prices on the grant date and was $48.19. The grant date fair value for the performance awards measured against the Relative TSR metric is calculated on the grant date using a Monte Carlo valuation by an independent third party and was $51.29.
The reported amounts may not represent the actual value that will be realized.
Employment Agreement of Meredith Kopit Levien
Ms. Kopit Levien and the Company are party to an employment agreement, dated July 21, 2020 (the “Employment Agreement”). The Employment Agreement has a current term through January 1, 2028, with an “evergreen” renewal provision whereby, on each January 1, an additional one year is added to the term so that it will always be at least two to three years in duration.
Under the terms of her Employment Agreement, Ms. Kopit Levien is entitled to base salary, annual and long-term incentive compensation, and participation in our employee welfare and benefits plans in accordance with their terms, in each case, on the same terms applicable to other senior executive officers.
In addition, as of December 31, 2025, she was entitled to severance as follows: In the event that Ms. Kopit Levien’s employment was terminated by the Company without “cause” or she resigned for “good reason,” in each case, as defined in the Employment Agreement, or if the term of her employment expired following a notice on non-extension from the Company, she would generally be entitled to receive (i) an amount equal to 1.25 times the sum of her base salary and target annual incentive award, (ii) prorated portions of outstanding annual and long-term performance awards based on the period worked and (iii) reimbursements for the actual cost of COBRA coverage in excess of the amount that similarly situated active employees pay for the same levels of coverage as elected by her for up to 15 months after termination. As described above, on January 15, 2026, the Company and Ms. Kopit Levien entered into the Employment Agreement Amendment to provide certain enhanced severance benefits in the event of Ms. Kopit Levien’s termination without cause or for good reason in connection with a change in control.
As of December 31, 2025, the Employment Agreement provided for a 15-month non-compete and non-solicitation period following any termination of Ms. Kopit Levien’s employment, as well as a customary non-disparagement covenant. The Employment Agreement Amendment extended the duration of the post-employment non-solicitation period applicable to Ms. Kopit Levien to 18 months. See the section above titled “—Executive Compensation—2026 Changes to Executive Level Restrictive Covenants and Severance” for additional information.
Outstanding Equity Awards at Fiscal Year-End
The following table shows outstanding restricted stock units and performance awards as of December 31, 2025.

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested[1] (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested[1] ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[2] (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($) (j)
A.G. Sulzberger	29,107	2,020,608	234,546	16,282,183
Meredith Kopit Levien	48,568	3,371,591	381,714	26,498,586
William Bardeen	9,915	688,299	78,844	5,473,350
Diane Brayton	11,970	830,957	97,484	6,767,339
Jacqueline Welch	5,591	388,127	43,000	2,985,060

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1.Market value at December 31, 2025 ($69.42 per share), the last trading day of our 2025 fiscal year. The vesting dates of the restricted stock unit awards are as follows:

Vesting Date	A.G. Sulzberger	Meredith Kopit Levien	William Bardeen	Diane Brayton	Jacqueline Welch
2/21/26	4,884	7,977	1,435	2,115	933
2/22/26	4,672	8,830	619	1,899	1,148
2/26/26	4,888	7,927	1,849	1,946	858
8/10/26	—	—	876	—	—
2/21/27	4,885	7,978	1,436	2,116	934
2/26/27	4,889	7,928	1,850	1,947	859
2/26/28	4,889	7,928	1,850	1,947	859
Total	29,107	48,568	9,915	11,970	5,591
2.Represents the number of shares of Class A stock subject to outstanding stock-settled performance awards for the 2024-2026 and 2025-2027 performance cycles. In accordance with SEC requirements, values for these awards in columns (i) and (j) are reported at maximum (200%) level. The actual number of shares that will be issued will depend on three performance measures: cumulative adjusted operating profit, cumulative digital subscription revenue and TSR relative to companies in the Standard & Poor’s 500 Stock Index, each over the three-year period.
3.Market value of the shares included in column (i) at December 31, 2025 ($69.42 per share), the last trading day of our 2025 fiscal year.
As of December 31, 2025, there were no outstanding stock options held by the executive officers.
Option Exercises and Stock Vested
The following table shows amounts received upon vesting of restricted stock units during the fiscal year ended December 31, 2025, as well as shares of Class A stock paid out with respect to the stock-settled 2023-2025 performance awards. No executive officers held or exercised stock options in 2025.

	Stock Awards[1]
Name (a)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
A.G. Sulzberger	106,180	7,859,181
Meredith Kopit Levien	200,481	14,845,225
William Bardeen	35,168	2,628,884
Diane Brayton	43,281	3,200,133
Jacqueline Welch	25,820	1,917,939
1.“Stock Awards” include shares of Class A stock paid out in early 2026 with respect to the stock-settled 2023-2025 performance awards. See “—Compensation Discussion and Analysis—Long-Term Incentive Compensation.” “Stock Awards” also include shares of Class A stock delivered during 2025 upon the vesting of restricted stock units for Mss. Kopit Levien (23,341), Brayton (5,197) and Welch (2,791) and Messrs. Sulzberger (12,456) and Bardeen (3,500). The dollar amounts presented in column (e) represent the market value of those shares of Class A stock as of the respective vesting dates.
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Pension Benefits
The following table shows the number of years of credited service and the actuarial present value of accumulated benefit under the Pension Plan and SERP II, as applicable, as of December 31, 2025, the measurement date for each plan, for each named executive officer who is a participant therein. Effective December 31, 2009, the Company froze the Pension Plan and SERP II, and effective December 31, 2012, the Company froze the Guild Pension Plan (a plan in which Mr. Sulzberger was a participant and which merged with the Pension Plan effective December 31, 2018), meaning no additional benefits accrue after such respective dates. Mss. Kopit Levien and Welch do not participate in the Pension Plan or SERP II, which were frozen prior to their joining the Company.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)[1] (c)	Present Value of Accumulated Benefit ($)[2] (d)	Payments During Last Fiscal Year ($) (e)
A.G. Sulzberger	Pension Plan [3]	2	14,861	—
William Bardeen	Pension Plan [3]	5	73,933	—
Diane Brayton	Pension Plan [3]	6	122,762	—
	SERP II 4	6	2,498	—
1.Years of credited service are determined as of the respective dates the Company froze accruals for the participant under the applicable plan (December 31, 2012, in the case of Mr. Sulzberger who originally was a participant in the Guild Pension Plan, and December 31, 2009, in the case of Mr. Bardeen and Ms. Brayton).
2.The assumed retirement age used to calculate the actuarial present value of each named executive officer’s accumulated benefit is the age at which the named executive officer would be eligible to receive unreduced benefits. For a discussion of the assumptions used in calculating the valuation, see footnote 4 to the Summary Compensation Table above and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 9 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The present value amounts are estimates only, and do not necessarily reflect the actual amounts that will be paid to the named executive officers.
3.The Pension Plan is a frozen defined benefit pension plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code. Mr. Sulzberger, Mr. Bardeen and Ms. Brayton are participants in the Pension Plan, with Mr. Sulzberger’s benefit determined under the Guild Pension Plan formula.
Pension Plan benefits are based on years of credited service as of, in the case of Mr. Sulzberger, December 31, 2012, and in the case of Mr. Bardeen and Ms. Brayton, December 31, 2009, and average compensation in the highest 60 consecutive calendar months of earnings during the 120 consecutive months ended on or before the respective dates the plan was frozen for such individuals, in each case, limited each year in accordance with applicable Internal Revenue Service rules ($250,000 in 2012, and $245,000 in 2009, the last respective relevant years).
Pension Plan benefits are payable at age 65 (unless the participant is eligible for early retirement and elects to commence payment before age 65). The normal payment form is a straight life annuity for unmarried participants and a joint and 50% spouse’s annuity for married participants; however there are limited exceptions that permit other payment forms to Pension Plan participants. Mr. Sulzberger is entitled to receive a cash payment in a lump sum that is equal to one-half of the actuarial equivalent of the monthly benefits paid based on his age and the applicable interest rate and mandated mortality table.

4.SERP II is a frozen nonqualified defined benefit pension plan. SERP II was designed to provide participants with the additional benefits they would have received under the Pension Plan but for the limitations on the amount of earnings that could be taken into account under that plan. Ms. Brayton is a participant in SERP II and her benefit is to be paid following her separation from service and is expected to be payable in a lump sum.
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Nonqualified Deferred Compensation
The following table shows Company and participant contributions, earnings and balances as of year-end under the Restoration Plan.

Name (a)	Plan	Executive Contributions in Last FY ($)[1] (b)	Registrant Contributions in Last FY ($)[2] (c)	Aggregate Earnings in Last FY ($)[3] (d)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at Last FYE ($) (f)
A.G. Sulzberger	Restoration Plan	—	64,205	25,078	—	487,128
Meredith Kopit Levien	Restoration Plan	—	105,921	53,555	—	1,033,835
William Bardeen	Restoration Plan	—	26,939	14,281	—	275,421
Diane Brayton	Restoration Plan	—	43,159	24,376	—	469,512
Jacqueline Welch	Restoration Plan	—	33,923	5,509	—	111,104
1.Participants are not permitted to make contributions under the Restoration Plan.
2.The Company’s contributions to the named executive officers’ accounts under the Restoration Plan are included in column (i), and the portion of earnings credited to such account that are above-market earnings under SEC rules are included in column (h), of the Summary Compensation Table. See footnotes 3 and 4 to the Summary Compensation Table.
3.Participants’ accounts under the Restoration Plan are credited with interest on a daily basis at a rate based on the yield of the Bloomberg US Long Credit Bond Index, or a successor index, as of the last business day in October of the preceding plan year. For 2025, the interest rate was 5.57%.
Restoration Plan
Effective January 1, 2014, participants in the Company 401(k) Plan receive a 100% Company matching contribution on their deferrals up to 6% of earnings each pay period (up to applicable limits under the Internal Revenue Code). Under the Restoration Plan, participants, including executive officers, receive a contribution of 6% of a participant’s earnings in excess of the amount of compensation that can be taken into account under the Company 401(k) Plan.
The Company credits participants’ accounts with interest daily based on the yield of the Bloomberg US Long Credit Bond Index, or a successor index.
Participants vest in their accounts pursuant to a five-year graded vesting schedule or, upon a change in control, death, disability, retirement or attainment of age 65 while employed, become 100% vested. Upon termination of employment, participants will receive a lump-sum payment of their vested account balances under the Restoration Plan. Distributions are subject to compliance with Section 409A of the Internal Revenue Code.
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Potential Payments Upon Termination or Change in Control
This section describes the compensation for the named executive officers assuming (i) a termination of the executive’s employment as a result of a termination, resignation, or death, disability or retirement; (ii) a change in control; or (iii) a termination of employment following a change in control, in all cases, as of December 31, 2025, the last day of our 2025 fiscal year. Ms. Kopit Levien’s Employment Agreement provides for severance in the case of termination of employment and the table below reflects the terms of such agreement as then in effect. None of the other named executive officers have employment agreements. Certain elements of executive compensation are treated differently under various termination of employment scenarios or upon a change in control, as follows:
•Current Compensation Components—Our current executive compensation consists primarily of a base salary, performance-based annual and long-term incentive compensation, and time-vesting restricted stock units.
◦Base salary is paid through the last day worked, regardless of the reason for termination of employment.
◦Performance awards—In the case of a termination of employment due to death, disability or retirement, an executive would be entitled to prorated portions of outstanding annual and long-term performance awards, based on the period worked, as and when they are paid to other executives. In all other circumstances, except as described in the footnotes in the table below in the case of a change in control, the executive must be employed by the Company on the date of payment in order to receive payout of the applicable award.
◦Restricted stock units—In the case of a termination of employment due to death or disability, all such unvested restricted stock units would immediately vest. In all other circumstances (including retirement, but other than in connection with a change in control), restricted stock units would be forfeited upon termination. Upon the occurrence of a change in control, restricted stock units would vest if not assumed by any successor entity, and if so assumed, would vest upon a termination under certain circumstances within 12 months.
•Retirement benefits (Pension Plan and SERP II)—Benefits will be paid out as described above under “—Pension Benefits.”
•Nonqualified deferred compensation (Restoration Plan)—The Restoration Plan has a five-year graded vesting schedule. As of December 31, 2025, each named executive officer is fully vested in his or her interests under the Plan. Upon termination of employment for any reason, participants in the Restoration Plan (or their beneficiaries, in the event of death) receive a lump-sum payment of their vested account balance.
The following table and footnotes quantify, for each named executive officer, the payments and benefits that would be required to be paid under the Company’s compensation programs upon various scenarios for termination of employment or a change in control of the Company as of December 31, 2025, the last day of our 2025 fiscal year. Ms. Brayton was eligible to retire as of December 31, 2025, and accordingly, the payments and benefits to her in the case of a termination or resignation would be the same as in the case of retirement.
As described above, on January 15, 2026, the Company adopted the Severance Plan (applicable to our named executive officers other than Ms. Kopit Levien) and the Employment Agreement Amendment (applicable to Ms. Kopit Levien). Effective for fiscal years 2026 and onward, these arrangements will govern the severance benefits that our executive officers may be eligible to receive. See the section above titled “—Executive Compensation—2026 Changes to Executive Level Restrictive Covenants and Severance” for additional information.
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Payment Upon Termination or Change in Control Table

Name	Termination ($)	Resignation ($)	Death, Disability or Retirement ($)	Change in Control[1] ($)	Termination Upon Change in Control[1] ($)
A.G. Sulzberger
Salary	—	—	—	—	—
Annual and long-term performance awards[2]	—	—	11,325,029	2,801,333	2,801,333
Restricted stock units[3]	—	—	2,020,608	—	2,020,608
Present value of Pension Plan benefits[4]	14,861	14,861	14,861	—	14,861
Nonqualified deferred compensation[5]	487,128	487,128	563,639	—	487,128
Meredith Kopit Levien[6]
Salary	1,250,000	1,250,000	—	—	—
Annual and long-term performance awards[2]	1,530,676	1,530,676	20,093,211	4,564,000	4,564,000
Restricted stock units[3]	—	—	3,371,591	—	3,371,591
Present value of Pension Plan benefits[4]	N/A	N/A	N/A	N/A	N/A
Nonqualified deferred compensation[5]	1,033,835	1,033,835	1,154,610	—	1,033,835
William Bardeen
Salary	—	—	—	—	—
Annual and long-term performance awards[2]	—	—	4,120,298	906,667	906,667
Restricted stock units[3]	—	—	688,299	—	688,299
Present value of Pension Plan benefits[4]	73,933	73,933	73,933	—	73,933
Nonqualified deferred compensation[5]	275,421	275,421	319,175	—	275,421
Diane Brayton
Salary	—	—	—	—	—
Annual and long-term performance awards[2]	4,780,342	4,780,342	4,780,342	1,178,740	1,178,740
Restricted stock units[3]	—	—	830,957	—	830,957
Present value of Pension Plan and SERP II benefits[4]	125,260	125,260	125,260	—	125,260
Nonqualified deferred compensation[5]	518,112	518,112	518,112	—	518,112
Jacqueline Welch
Salary	—	—	—	—	—
Annual and long-term performance awards[2]	—	—	2,834,124	520,000	520,000
Restricted stock units[3]	—	—	388,127	—	388,127
Present value of Pension Plan benefits[4]	N/A	N/A	N/A	N/A	N/A
Nonqualified deferred compensation[5]	111,104	111,104	148,438	—	111,104
1.Amounts included under “Change in Control” include the incremental compensation that the named executive officers would have become eligible to receive as of December 31, 2025, as a result of a change in control. Amounts included under “Termination Upon a Change in Control” include the aggregate amount the named executive officer would have received as of December 31, 2025, in connection with a qualifying termination following a change in control.
Under the 2020 Incentive Plan, upon the occurrence of a change in control, any performance-based awards will be deemed earned at the greater of target level and the actual performance level as of the date of the change in control with respect to all open performance periods, and will continue to be subject to time-based vesting following the change in control.
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Under the Restoration Plan, participants vest in their accounts upon a change in control; however, all named executive officers have already fully vested in their benefits under the Restoration Plan.
2.The amounts shown under each column other than “Change in Control” represent, in the case of annual and long-term awards paid in February 2026, the actual amounts paid, and in the case of long-term performance awards payable in future years, a prorated portion of the target amounts (two-thirds of target for the 2024-2026 cycle and one-third of target for the 2025-2027 cycle). Actual payouts of such ongoing long-term performance awards would be made at the end of the relevant performance period and would depend on the Company’s achievement of the applicable targets.
3.The amounts shown for “Restricted stock units” represent the value of restricted stock units that would become deliverable in shares, based on the Company’s closing stock price on December 31, 2025 ($69.42), the last trading day of our 2025 fiscal year. In the case of a termination of employment due to death or disability, all unvested restricted stock units would immediately vest. In all other circumstances (including retirement), restricted stock units would be forfeited upon termination. Upon the occurrence of a change in control, restricted stock units would vest if not assumed by any successor entity, and if so assumed, would vest upon a termination under certain circumstances within 12 months.
4.The amounts shown above represent the actuarial present value of the aggregate anticipated annual payments under (a) the Pension Plan and (b) SERP II in the case of Ms. Brayton, assuming retirement at December 31, 2025. The present values in each case are based on the following anticipated annual payments pursuant to the terms of the Pension Plan and SERP II:

A.G. Sulzberger	$2,296
William Bardeen	$9,511
Diane Brayton	$14,765
Although the total present value of retirement benefits is shown in the Payment Upon Termination or Change in Control Table, lump-sum payments are generally not permitted, except in very limited circumstances. Mr. Bardeen and Mr. Sulzberger are not yet eligible for retirement, and Ms. Kopit Levien and Ms. Welch do not participate in the Company-sponsored Pension Plan, which was frozen effective December 31, 2009.
5.The amounts shown represent the sum of the named executive officer’s vested Restoration Plan account balances. Because Messrs. Sulzberger and Bardeen and Mss. Kopit Levien and Welch are not yet eligible to retire, they would not be entitled to this Restoration Plan credit in the event of a termination on December 31, 2025, other than in the case of death.
6.Amounts included under “Termination” and “Resignation” for Ms. Kopit Levien reflect payments to which Ms. Kopit Levien would be entitled under her Employment Agreement in the event her employment is terminated by the Company without cause or she resigns for good reason, in each case, as defined in the Employment Agreement, or if the term of her employment expires following a notice on non-extension from the Company. In these circumstances, Ms. Kopit Levien would be entitled to receive an amount equal to 1.25 times the sum of her base salary and target annual incentive award.
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CEO Pay Ratio
SEC rules require that we disclose the ratio of the annual total compensation for our President and Chief Executive Officer to that of our median compensated employee (the “CEO Pay Ratio”).
The annual total compensation for 2025 for Ms. Kopit Levien and the Company’s median employee, calculated in accordance with SEC disclosure rules (and using the methodology described below), was $8,862,362 and $181,622 respectively, resulting in a CEO Pay Ratio of 49:1.
Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process are explained below:

Determination of Employee Population
We began with our global employee population as of October 1, 2025 (approximately 6,250 employees), which included all full-time, part-time, casual and temporary workers, but did not include Ms. Kopit Levien. Applying the de minimis exemption under the SEC rules, we excluded 199 employees in the foreign jurisdictions identified below, which together represented less than 5% of our total employee population.

Jurisdictions Excluded from Employee Population
Afghanistan	3	Iraq	4	Senegal	5
Australia	17	Israel	7	Singapore	5
Belgium	2	Italy	6	South Africa	2
Brazil	2	Japan	7	Spain	7
China	13	Kenya	5	Taiwan	4
Egypt	4	Korea, Republic of	33	Thailand	2
France	35	Lebanon	3	Türkiye	1
Georgia	1	Mexico	8	Ukraine	2
Germany	8	Poland	1	United Arab Emirates	1
India	8	Russian Federation	2	Vietnam	1

Identification of Median Employee
We used total 2025 taxable wages for each employee who was included in our adjusted employee population to identify the median compensated employee. We did not make any other assumptions, adjustments or estimates with respect to compensation. For this purpose, we did not annualize the wages of any individuals who were employed less than the full calendar year.

Calculation of CEO Pay Ratio
We calculated our median employee’s total 2025 annual compensation using the same methodology used to calculate total compensation for the President and Chief Executive Officer as it appears in the Summary Compensation Table.

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Pay Versus Performance
In accordance with SEC proxy disclosure rules, the following disclosure provides information on the relationship between “compensation actually paid” (as discussed below) to our CEO and other named executive officers (“non-CEO NEOs”), and certain financial performance measures over the last five years.

Year	Summary Compensation Table Total for CEO[1]	Compensation Actually Paid to CEO[2]	Average Summary Compensation Table Total for non-CEO NEOs[3]	Average Compensation Actually Paid to non-CEO NEOs[2]	Value of Initial Fixed $100 Investment Based On4		Net Income	Adjusted Operating Profit[5]
					Company TSR	Peer Group TSR
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$8,862,362	$24,280,786	$3,234,777	$7,712,076	$142	$230	$343,981	$550,136
2024	$7,821,993	$10,768,087	$2,803,287	$3,604,315	$105	$169	$293,825	$455,402
2023	$10,280,085	$15,892,275	$3,132,816	$4,056,089	$98	$120	$232,387	$389,851
2022	$7,560,282	$2,839,474	$2,677,238	$1,311,503	$64	$73	$173,905	$347,931
2021	$5,755,526	$6,223,605	$2,567,249	$2,749,102	$93	$130	$219,971	$335,399
1.Ms. Kopit Levien served as CEO for each year presented.
2.Amounts included in columns (c) and (e) are referred to as “compensation actually paid” or “CAP” and have been calculated in accordance with SEC proxy disclosure rules. These amounts do not represent the actual amount of compensation earned by or paid to the executives during the applicable year and, in the case of equity-based compensation, do not reflect the value that will ultimately be realized under equity awards. In addition, changes in CAP reflect, among other things, year-over-year changes in the value of unvested equity-based awards.
For performance-based equity awards, the estimate of year-end value is based upon the “probable outcome” of the performance conditions as of the end of the fiscal year.
Given the methodology under which “compensation actually paid” is required to be calculated, these amounts are subject to significant fluctuation based on stock price volatility and varying levels of projected and actual achievement under performance-based equity awards. For a discussion of how the Compensation Committee assessed Company performance and the compensation of our named executive officers, see “—Compensation Discussion and Analysis.”

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The following table reconciles “compensation actually paid” to total compensation reported in the Summary Compensation Table (“SCT”) for Ms. Kopit Levien over the last five years:

	Meredith Kopit Levien
	2025	2024	2023	2022	2021
Total compensation as reported in SCT	$8,862,362	$7,821,993	$10,280,085	$7,560,282	$5,755,526
Adjustments(a)
Deduct: Grant date fair value of equity awards in covered fiscal year as reported in SCT	$(5,848,379)	$(5,365,630)	$(6,112,262)	$(4,058,961)	$(2,664,222)
Add: Fair value of equity awards granted in covered fiscal year at end of year that are outstanding and unvested as of the end of the covered fiscal year	$12,422,433	$6,743,609	$8,102,516	$2,916,184	$2,870,597
Add: Change in fair value from end of prior fiscal year to vesting date for equity awards made in prior fiscal years that vested during covered fiscal year	$(485,315)	$(343,982)	$489,554	$(1,565,632)	$(261,307)
Add: Change in fair value from end of prior fiscal year to end of covered fiscal year for equity awards made in prior fiscal years that were unvested at end of covered fiscal year	$9,308,435	$1,902,985	$3,130,030	$(2,012,400)	$523,011
Add: Dividends or other earnings paid on equity awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$21,250	$9,112	$2,352	$—	$—
Deduct: Fair value of equity awards forfeited in covered fiscal year determined at end of prior fiscal year	$—	$—	$—	$—	$—
Compensation Actually Paid	$24,280,786	$10,768,087	$15,892,275	$2,839,474	$6,223,605
a.Ms. Kopit Levien does not participate in any defined benefit or pension plan and therefore no reconciliation is included in the table with respect to any such amounts.
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The following table reconciles “compensation actually paid” to total compensation reported in the Summary Compensation Table for the non-CEO NEOs (averaged) over the last five years:

	Non-CEO NEOs (Average)
	2025	2024	2023	2022	2021
Total compensation as reported in SCT	$3,234,777	$2,803,287	$3,132,816	$2,677,238	$2,567,249
Adjustments
Deduct: Grant date fair value of equity awards in covered fiscal year as reported in SCT	$(1,760,225)	$(1,575,152)	$(1,528,474)	$(1,134,879)	$(768,582)
Add: Fair value of equity awards granted in covered fiscal year at end of year that are outstanding and unvested as of the end of the covered fiscal year	$3,738,884	$1,979,674	$1,757,247	$823,851	$839,197
Add: Change in fair value from end of prior fiscal year to vesting date for equity awards made in prior fiscal years that vested during covered fiscal year	$(103,610)	$(80,542)	$141,663	$(469,556)	$(72,599)
Add: Change in fair value from end of prior fiscal year to end of covered fiscal year for equity awards made in prior fiscal years that were unvested at end of current fiscal year	$2,602,817	$474,953	$648,786	$(585,150)	$183,836
Deduct: Fair value of equity awards forfeited in covered fiscal year determined at end of prior fiscal year	$—	$—	$(76,351)	$—	$—
Add: Dividends or other earnings paid on equity awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$5,231	$2,095	$1,656	$—	$—
Deduct: Aggregate change in actuarial present value of all defined benefit and actuarial pension plans as reported in SCT	$(5,799)	$—	$(21,254)	$—	$—
Add: Aggregate service cost for pension plans	$—	$—	$—	$—	$—
Compensation Actually Paid	$7,712,076	$3,604,315	$4,056,089	$1,311,503	$2,749,102
3.Non-CEO NEOs whose average compensation is reflected in columns (d) and (e) consist of A.G. Sulzberger, Diane Brayton and Jacqueline Welch for each of the years presented; William Bardeen for 2023-2025; and Roland Caputo for 2021-2023.
4.Columns (f) and (g) (Company TSR and Peer Group TSR) reflect our TSR compared with that of the companies in the Standard & Poor’s 1500 Media and Entertainment Index (the “Peer Group Index”). The dollar amounts in columns (f) and (g) represent the value at the end of the applicable year of an assumed $100 investment in, respectively, the Company’s Class A stock and the Peer Group Index on the last trading day of 2020, assuming reinvestment of dividends.
5.SEC proxy disclosure rules require the CAP table to include a “company-selected measure.” We have included adjusted operating profit, defined as (i) revenues less (ii) total operating costs (excluding severance, depreciation and amortization, multiemployer pension plan withdrawal costs and special items). (See Appendix A for the calculation of adjusted operating profit for 2021-2025.) As discussed in the “Compensation Discussion and Analysis,” adjusted operating profit is a key measure used in determining payouts under our annual and long-term incentive compensation plans, and was determined to be the most important financial performance metric used to link performance to CAP for 2025.
P. 76 - THE NEW YORK TIMES COMPANY

Graphical Comparison of Certain Measures
The following graphs provide a comparison of the Company’s five-year cumulative TSR with that of the Peer Group Index, as well as comparisons of “compensation actually paid” with Company TSR, net income and adjusted operating profit (the Company-selected measure).
THE NEW YORK TIMES COMPANY - P. 77

Tabular Disclosure of Most Important Compensation-Related Measures
The following four financial metrics represent the most important metrics used to determine compensation actually paid for 2025. See “Compensation Discussion and Analysis” for more information.

Metric	Overview
Adjusted Operating Profit	Company-selected measure included in the above table. Actual adjusted operating profit compared with the budgeted target amount is a key measure used in determining payouts under our annual and long-term incentive compensation programs.
Total Revenue	Key metric in determining payouts under our annual incentive plan in 2025.
Digital Subscription Revenue	Key metric in determining payouts under our 2025-2027 long-term performance award program.
TSR Relative to Companies in the Standard & Poor’s 500 Stock Index (or Relative TSR)	Key metric in determining payouts under our long-term performance award program. This metric, which compares our TSR over a three-year period to that of companies in the Standard & Poor’s 500 Stock Index, differs from the Company TSR and Peer Group TSR identified in the above table. The Compensation Committee determined to base long-term incentive compensation in part on TSR relative to the companies in the Standard & Poor’s 500 Stock Index for the reasons discussed in the “Compensation Discussion and Analysis.”
P. 78 - THE NEW YORK TIMES COMPANY

Equity Compensation Plan Information
The following table presents information regarding our existing equity compensation plans as of December 31, 2025.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights[2]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by security holders
Stock-based awards	4,334,014[1]	$—	9,823,006[3]
Employee Stock Purchase Plan	—	$—	7,418,619[4]
Total	4,334,014	—	17,241,625
Equity compensation plans not approved by security holders	None	None	None
1.Includes (i) 2,182,066 shares of Class A stock issuable upon the vesting of outstanding stock-settled restricted stock units granted under the 2020 Incentive Plan; (ii) 242,886 shares of Class A stock related to vested stock-settled restricted stock units granted under the Company’s 2010 Incentive Compensation Plan (the “2010 Incentive Plan”) and 2020 Incentive Plan issuable to non-employee directors upon cessation of service from the Board; and (iii) 1,909,062 shares of Class A stock that would be issuable at maximum performance pursuant to outstanding stock-settled performance awards under the 2020 Incentive Plan. Under the terms of the performance awards, shares of Class A stock are to be issued at the end of three-year performance cycles based on the Company’s achievement against specified performance targets. The shares included in the table represent the maximum number of shares that would be issued under the outstanding performance awards; assuming target performance, the number of shares that would be issued under the outstanding performance awards is 954,531.
2.There were no outstanding stock options as of December 31, 2025.
3.As of December 31, 2025, the 2020 Incentive Plan had 9,823,006 shares of Class A stock remaining available for issuance upon the grant, exercise or other settlement of stock-based awards. This amount includes shares subject to awards under the 2010 Incentive Plan that were canceled, forfeited or otherwise terminated, or withheld to satisfy the tax withholding requirements in accordance with the terms of the 2020 Incentive Plan. Stock options granted under the 2020 Incentive Plan must provide for an exercise price of 100% of the fair market value (as defined in the 2020 Incentive Plan) on the date of grant.
4.Includes shares of Class A common stock available for future issuance under the Company’s Employee Stock Purchase Plan.
THE NEW YORK TIMES COMPANY - P. 79

PROPOSAL NUMBER 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Public companies in the United States are required by Section 14A of the Exchange Act to provide stockholders a non-binding advisory vote to approve the compensation of the company’s named executive officers disclosed in the annual proxy statement (a “say-on-pay” vote). Under our Certificate of Incorporation, an advisory vote to approve compensation is not among the expressly enumerated items as to which the Class A stock has a vote. As a result, for the Company, the say-on-pay vote is reserved for a vote of the Class B stockholders. At the Company’s 2025 Annual Meeting, the Class B stockholders overwhelmingly supported the say-on-pay proposal. At the 2026 Annual Meeting, the Company is again providing Class B stockholders a non-binding advisory vote to approve the compensation of the Company’s named executive officers.
Say-on-Pay Vote
Executive compensation is an important matter for the Company. We structure compensation for our executive officers:
•to drive performance through the achievement of short-term and long-term objectives;
•to link our executives’ total compensation to the interests of our stockholders and to drive the creation of value for stockholders over the long term; and
•to enable us to attract, retain and motivate the highest caliber of executives by offering competitive compensation and rewarding superior performance.
We believe our compensation program, as currently structured and as implemented for 2025, is strongly aligned with the long-term interests of our stockholders. We urge you to read “Compensation of Executive Officers,” including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion, beginning on page 43 of this Proxy Statement, for details on our executive compensation.
Recommendation and Vote Required
The Board of Directors recommends that the Class B stockholders vote FOR the following resolution, which will be presented at the Annual Meeting:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion, is hereby approved.
As an advisory vote, the result is non-binding on the Company and the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
The affirmative vote of a majority of the shares of Class B stock represented at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal, is required pursuant to the Company’s By-laws for approval of this advisory proposal. Accordingly, broker non-votes will have no effect on this proposal and abstentions will have the same effect as votes against this proposal.
We expect that the next say-on-pay vote will occur at the Company’s 2027 Annual Meeting.

P. 80 - THE NEW YORK TIMES COMPANY

OTHER MATTERS

Stockholder Proposals for the 2027 Annual Meeting
Stockholder Proposals for Inclusion in the Proxy Materials for the 2027 Annual Meeting
Stockholders who intend to present proposals at the 2027 Annual Meeting under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than November 13, 2026. Such proposals must meet the requirements of the SEC to be eligible for inclusion in the Company’s 2027 proxy materials.
Director Nominations or Other Stockholder Proposals for the 2027 Annual Meeting
The Company’s By-laws provide that the nomination of persons for election to the Board and the proposal of business to be considered by stockholders may be made at the annual meeting as set out in the Company’s notice of such meeting, by or at the direction of the Board or by any stockholder of the Company who is entitled to vote at the meeting on such nomination or other proposal, and who, in the case of a holder of Class A stock, complies with certain notice procedures. Generally, any holder of Class A stock proposing to nominate an individual for election to the Board by the Class A holders or proposing business to be considered by the Class A holders at an annual meeting must give written notice and certain information specified in the By-laws to the Corporate Secretary of the Company not less than 90 days or more than 120 days before the first anniversary of the preceding year’s annual meeting. As a result, stockholders who intend to present proposals at the 2027 Annual Meeting under these provisions must give written notice to the Corporate Secretary, and otherwise comply with the By-law requirements, no earlier than December 23, 2026, and no later than January 22, 2027.
Further, stockholders who intend to nominate an individual for election to the Board and solicit proxies in support of such nominee at the 2027 Annual Meeting must also provide the notice and additional information required by SEC Rule 14a-19 to the Corporate Secretary of the Company not later than February 22, 2027. The supplemental notice and information required by Rule 14a-19 are in addition to the advance notice requirements under the Company’s By-laws, described above, and do not extend any such deadline set forth under the By-laws.
Certain Matters Relating to Proxy Materials
We have adopted a procedure approved by the SEC called householding. Under this procedure, certain stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these stockholders notify us that they would like to continue to receive individual copies. This delivery method can result in meaningful cost savings for the Company. Stockholders who participate in householding will continue to receive separate proxy cards.
We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and annual report or Notice in a separate envelope, as applicable, to a stockholder at a shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the Proxy Statement, Annual Report or Notice in a separate envelope, either now or in the future, please contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
If you are currently receiving separate copies and wish to receive only one copy of future proxy materials for your household, in one envelope, please contact Broadridge at the above phone number or address.
By Order of the Board of Directors.
MICHAEL A. BROWN
Vice President, Assistant General Counsel
and Corporate Secretary
New York, NY
March 13, 2026

THE NEW YORK TIMES COMPANY - P. 81

APPENDIX A—COMPUTATION OF ADJUSTED OPERATING PROFIT

The following tables provides additional information on the computation of adjusted operating profit (i) for 2025, as used to determine payouts of a portion of 2025 annual incentive awards; (ii) for 2023-2025, in aggregate, as used to determine payouts of a portion of long-term performance awards for 2023-2025; and (iii) for each of 2021-2025, as presented under “Compensation of Executive Officers – Pay Versus Performance.” Adjusted operating profit is a non-GAAP financial measure.
Adjusted operating profit was defined for purposes of 2025 annual incentive awards and 2023-2025 long-term performance awards as (i) revenues less (ii) total operating costs (excluding depreciation and amortization, severance and multiemployer pension plan withdrawal costs), adjusted to exclude the effect of acquisitions and dispositions, certain non-cash impairment charges and certain other pre-approved items, if applicable.
Total operating costs at the time of grant of the 2023-2025 long-term performance awards excluded operating items outside of the ordinary course of our operations, or “special items.” These items were presented below operating costs and included in operating profit but excluded from adjusted operating profit.
The Committee believes that adjusted operating profit is a useful measure of our performance for compensation purposes because it facilitates comparisons with historical operating performance on a consistent basis. In addition, adjusted operating profit is a measure often used by investors, analysts and others to assess Company performance, and thus serves to align the interests of our executives with those of our stockholders.
2025 Annual Incentive Award
The following table shows the computation of adjusted operating profit for our 2025 fiscal year, as defined above, for purposes of the financial component of the 2025 annual incentive compensation plan.

(in thousands)
Total revenues	$2,824,918

Total operating costs	2,393,361
Less:
Depreciation and amortization	85,007
Severance	9,454
Multiemployer pension plan withdrawal costs	4,972
Generative AI Litigation Costs	13,321
Multiemployer pension plan liability adjustments	2,967
Impairment charges	2,858
Adjusted operating costs excluding depreciation and amortization, severance, multiemployer pension plan withdrawal costs and special items	2,274,782
Adjusted operating profit (for purposes of 2025 annual incentive award)	$550,136
THE NEW YORK TIMES COMPANY - P. A-1

2023-2025 Long-Term Performance Awards
The following table shows the computation of adjusted operating profit for the 2023-2025 fiscal years, as defined above, for purposes of the adjusted operating profit component of the 2023-2025 long-term performance awards.

(in thousands)	2023	2024	2025	Cumulative
Total revenues	$2,426,152	$2,585,919	$2,824,918	$7,836,989

Total operating costs	2,149,880	2,234,823	2,393,361	6,778,064
Less:
Depreciation and amortization	86,115	82,936	85,007	254,058
Severance	7,582	7,512	9,454	24,548
Multiemployer pension plan withdrawal costs	5,248	6,038	4,972	16,258
Impairment charges	15,239	—	2,858	18,097
Generative AI Litigation Costs	—	10,800	13,321	24,121
Multiemployer pension plan liability adjustments	(605)	(2,980)	2,967	(618)
Adjusted operating costs excluding depreciation and amortization, severance, multiemployer pension plan withdrawal costs and special items	2,036,301	2,130,517	2,274,782	6,441,600
Adjusted operating profit (as reported in the Company’s Annual Report on Form 10-K for the applicable fiscal year)	$389,851	$455,402	$550,136	$1,395,389

P. A-2 - THE NEW YORK TIMES COMPANY

Adjusted Operating Profit for 2021-2025
SEC proxy disclosure rules require our pay versus performance disclosure to include for each of 2021-2025 a “company-selected measure,” and we have included adjusted operating profit, defined as (i) revenues less (ii) total operating costs (excluding severance, depreciation and amortization, multiemployer pension plan withdrawal costs and special items).
The following table shows the computation of adjusted operating profit for the 2021-2025 fiscal years.

Computation of operating profit before depreciation and amortization, severance, multiemployer pension plan withdrawal costs and special items (or adjusted operating profit)
(In thousands)	2021	2022	2023	2024	2025
Operating profit	$268,034	$201,967	$276,272	$351,096	$431,557
Add:
Depreciation and amortization	57,502	82,654	86,115	82,936	85,007
Severance	882	4,669	7,582	7,512	9,454
Multiemployer pension plan withdrawal costs	5,150	4,871	5,248	6,038	4,972
Acquisition-related costs	—	34,712	—	—	—
Impairment charges	—	4,069	15,239	—	2,858
Lease termination charge	3,831	—	—	—	—
Generative AI Litigation Costs	—	—	—	10,800	13,321
Multiemployer pension plan liability adjustments	—	14,989	(605)	(2,980)	2,967
Adjusted operating profit	$335,399	$347,931	$389,851	$455,402	$550,136
(1) Years ended December 31, 2022, and December 26, 2021, were recast to conform to the current presentation of total operating costs.
THE NEW YORK TIMES COMPANY - P. A-3

620 EIGHTH AVENUE NEW YORK, NY 10018 ATTENTION: CORPORATE SECRETARY
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 21, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NYT2026
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 21, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.
You can change your vote or revoke your proxy at any time before it is voted at the meeting by mailing a later-dated proxy card, executing a later-dated proxy by Internet or telephone or by voting by ballot at the meeting. If you execute more than one proxy, whether by mail, Internet or telephone, and/or vote by ballot at the meeting, only the latest dated proxy or ballot will be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NEW YORK TIMES COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1	Election of Directors	☐	☐	☐
Class A Nominees:
01) Amanpal S. Bhutani
02) Beth Brooke
03) Brian P. McAndrews
04) John W. Rogers, Jr.

The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
2.	Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2026					☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer, giving full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

THE NEW YORK TIMES COMPANY
ANNUAL MEETING OF STOCKHOLDERS
APRIL 22, 2026
11:00 a.m. Eastern Time
via the Internet
www.virtualshareholdermeeting.com/NYT2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 22, 2026: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 22, 2026

The undersigned hereby appoints A.G. Sulzberger, Diane Brayton and Michael A. Brown, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on all matters coming before said meeting, including the matters on the reverse side of this card, all of the shares of CLASS A COMMON STOCK of THE NEW YORK TIMES COMPANY that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on April 22, 2026, virtually at www.virtualshareholdermeeting.com/NYT2026, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and revokes any proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the election of each of the Class A director nominees and FOR proposal 2. In their discretion, the proxies are authorized to vote on such other matters that may properly come before this meeting or any adjournment or postponement thereof.

Continued and to be dated and signed on reverse side.

620 EIGHTH AVENUE NEW YORK, NY 10018 ATTENTION: CORPORATE SECRETARY
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 21, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NYT2026
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 21, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.
You can change your vote or revoke your proxy at any time before it is voted at the meeting by mailing a later-dated proxy card, executing a later-dated proxy by Internet or telephone or by voting by ballot at the meeting. If you execute more than one proxy, whether by mail, Internet or telephone, and/or vote by ballot at the meeting, only the latest dated proxy or ballot will be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE NEW YORK TIMES COMPANY		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1	Election of Directors	☐	☐	☐
Class B Nominees:
	01) Manuel Bronstein	06) David Perpich
	02) Rachel Glaser	07) Anuradha B. Subramanian
	03) Arthur Golden	08) A.G. Sulzberger
	04) Margot Golden	09) Rebecca Van Dyck
05) Meredith Kopit Levien
The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
2.	Ratification of the selection of Ernst & Young LLP as auditors for the fiscal year ending December 31, 2026					☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
3.	Advisory vote to approve executive compensation					☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD IN ORDER FOR THE SHARES TO BE VOTED.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer, giving full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

THE NEW YORK TIMES COMPANY
ANNUAL MEETING OF STOCKHOLDERS
APRIL 22, 2026
11:00 a.m. Eastern Time
via the Internet
www.virtualshareholdermeeting.com/NYT2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on April 22, 2026: The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

THE NEW YORK TIMES COMPANY Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 22, 2026

The undersigned hereby appoints A.G. Sulzberger, Diane Brayton and Michael A. Brown, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on all matters coming before said meeting, including the matters on the reverse side of this card, all of the shares of CLASS B COMMON STOCK of THE NEW YORK TIMES COMPANY that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on April 22, 2026, virtually at www.virtualshareholdermeeting.com/NYT2026, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and revokes any proxies previously given.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the election of each of the Class B director nominees and FOR proposals 2 and 3. In their discretion, the proxies are authorized to vote on such other matters that may properly come before this meeting or any adjournment or postponement thereof.

Continued and to be dated and signed on reverse side.